UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 Amendment No. 1

                                    FORM S-1

                  REGISTRATION UNDER THE SECURITIES ACT OF 1933

                               NexGen Steel, Inc.
-------------------------------------------------------------------------------
              (Exact name of small business issuer in its charter)

          Texas                         3320
-------------------------------  --------------------------- ------------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

3939 Belt Line Road, Suite 440, Dallas, TX 75001, (972)490-5566
-------------------------------------------------------------------------------
 (Address and telephone number of principal executive offices)

Harmon S. Hardy, 3939 Belt Line Road, Suite 440, Dallas,TX 75001 (972) 490-5566
-------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                            Robert A. Forrester, Esq.
                             1215 Executive Dr. West
                                    Suite 102
                              Richardson, TX 75081
                                 (972) 437-9898
                              (972) 480-8406 (FAX)

Approximate date of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement fort the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. /__/

Large accelerated filer    [  ]      Accelerated filer                   [  ]

Non-accelerated filer      [  ]      Smaller reporting company           [ X]

                         CALCULATION OF REGISTRATION FEE

     Title of each              Amount to be            Proposed                Proposed              Amount of
Class of securities             Registered(1)       maximum offering             maximum          registration fee
To be registered                                     Price per unit        aggregate offering
                                                                                price (1)
Rights to acquire Units           10,000,000                 -                         -                   -

Units, each consisting of
 five shares of Common
 Stock and One Redeem-
 able Common Stock
   Warrant                        10,000,000                $0.25           $ 2,500,000.00             $ 98.25

Common Stock,
   $0.001 par value (2)           50,000,000                 (2)                      (2)

Redeemable Series A
    Common Stock
   Warrants(2)                    10,000,000                 (2)                      (2)

Common Stock$0.001
   par value (3)                  10,000,000                $0.85           $ 8,500,000.00             $334.05

Common Stock, $0.001
   par value (4)                   3,000,000                $0.85           $ 2,550,000.00             $100.22
                                                                              ------------              ------

Total                                                                       $13,550,000.00             $532.52


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.

(2)  Included in the Units

(3)  Issuable upon exercise of Redeemable Series A Common Stock Warrants.

(4)  Issuable upon exercise of previous issued warrants.

The Registrant hereby amends this registration statement on such date of dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall be come effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATIN STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES INANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

                   SUBJECT TO COMPLETION, DATED APRIL 13, 2009
Prospectus
                               NEXGEN STEEL, INC.

                         SUBSCRIPTION RIGHTS TO PURCHASE
                          10,000,000 UNITS - $2,500,000

                         Purchase Price per Unit - $0.25

             Each Unit Consisting of Five Shares of Common Stock and
              One Redeemable Series A Common Stock Purchase Warrant

      We are distributing, at no cost, the non-transferable right to acquire units with each unit consisting of the right to purchase five shares of our Common Stock, par value $0.001 per share, (the "Common Stock") and a warrant (the "Warrant") entitling the holder to acquire one share of Common Stock at a price of $0.85 per share (the five shares of Common Stock and the Warrant are referred to as the Unit). Each Unit may be acquired for $0.25. The Units, Common Stock and Warrants will be sold for a state price for the duration of the offering.

      o These rights are being distributed, on a prorata basis, to those owning shares of Common Stock of Stelax Industries, Ltd, a Vancouver,
          B. C. company, ("Stelax Canada").

      o We will issue up to 50,000,000 shares of our Common Stock in the offering plus Warrants granting the right to acquire up to another10,000,000 shares for purchasers of Units in this offering.

      o For every five shares of Stelax Canada you own you may purchase one Unit. We will issue fractional Units with each fractional Unit including a Warrant. A fractional Unit will cost an amount equal to that portion of the Unit purchased bears to the cost of a complete Unit.

      o You will be able to exercise your rights to acquire Units only during a limited period. If you do not exercise your rights before 5:00 p.m., Eastern Standard Time on (30 days after the effective date of the registration statement), 2009, your rights will expire. We may decide to extend the rights offering, in our discretion, to a date not later than (90 days after the effective date of the registration statement), 2009.

      o The Warrants may be immediately separated from the Common Stock and the Warrants and are subject to redemption, solely by us, after six months from the date of this Prospectus, on thirty days prior written notice, provided the closing bid for the Common Stock has equaled or exceeded $1.00 for ten consecutive trading days. The Warrants expire five years from the effective date of this offering and may be exercised only if there is a current registration statement in effect at the time of exercise. See "Description of Securities" and "Underwriting"

      o Our offering is not conditioned on the sale of a minimum number of Units and is being conducted on a best efforts basis.

      This offering also relates to the issuance of up to 3,000,000 shares of Common Stock at $0.85 per share upon the exercise of certain warrants granted to certain of our shareholders.

      No public market currently exists for our common stock.

 INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
                          FACTORS" BEGINNING ON PAGE 7

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

Subscription price per Unit                                          $0.25
Maximum Offering                                             $2,500,000.00

                  The date of this prospectus is April __, 2009

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................3
SUMMARY FINANCIAL INFORMATION.................................................6
RISK FACTORS..................................................................7
THE OFFERING.................................................................15
USE OF PROCEEDS..............................................................21
DIVIDEND POLICY..............................................................21
DILUTION.....................................................................21
MANAGEMENT DISCUSSION........................................................21
BUSINESS.....................................................................23
MANAGEMENT...................................................................25
EXECUTIVE COMPENSATION.......................................................26
CERTAIN BENEFICIAL OWNERS....................................................27
TRANSFER AGENT...............................................................28
LEGAL MATTERS................................................................28
EXPERTS......................................................................28








      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seek offers to buy, shares of our Common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

                               PROSPECTUS SUMMARY

      YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION, FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. EXCEPT AS OTHERWISE INDICATED, THE INFORMATION IN THE PROSPECTUS ASSUMES THAT ANY OUTSTANDING OPTIONS TO PURCHASE SHARES OF COMMON STOCK HAVE NOT BEEN EXERCISED.

                                   OUR COMPANY

      The Company seeks to produce carbon steel with a cost structure, both in its manufacturing process and with respect to the capital required to manufacture carbon steel, which is significantly less than current commercial manufacturing processes. We believe we can achieve these goals with a process that consumes less energy and reduces emission than processes used in a traditional manufacturing environment. We believe that the process's energy efficiency and reduction in emissions will enable us to have an additional source of revenues from the sales of carbon offsets in the international market.

      At the present time we plan to produce carbon steel. In our management's opinion, carbon steel is a commodity, largely competing on price, and we plan to have at least a five per cent price advantage over other manufacturers. Our process invokes testing of proprietary techniques relating to rolling of scrap, the scrap utilized and control of these processes. Although some successful testing has occurred resulting in limited samples being produced, the technology is yet evolving. We do not anticipate licensing from third parties. We will conduct further testing upon completion of this offering but will require additional financing beyond this offering to become operational.

      While our focus is upon carbon steel. we do own a substantial portion of Nx Infrastructure, Ltd., a corporation formed in the United Kingdom that produces carbon steel clad in stainless steel. Harmon S. Hardy is a director and founder of Nx Infrastructure, Ltd. We have no present plans or intent to engage in producing any products other than carbon steel.

      We are a development stage company with operating losses since inception and we have received a going concern opinion from our auditors.

      Our headquarters are located at 3939 Belt Line Road, Suite 440, Dallas Texas 75001 and our telephone number at that address is (972) 490-5566.

                  OUR RELATIONSHIP WITH NX INFRASTRUCTURE, LTD.

      Nx Infrastructure, Ltd. is a company formed in the United Kingdom and produces Nuovinox(TM). Nuovinox(TM) is carbon steel reinforcing bar, or rebar, and dowels encased in stainless steel. Nuovinox's(TM) utility consists in the fact that its outer casing consists of stainless steel and, accordingly, does not corrode as quickly as carbon steel. The primary use of Nuovinox(TM) has been as rebar in highways, bridges, and marine structures.

      Nx Infrastructure acquired the assets of Stelax Canada's UK operations, essentially all of the operating assets of Stelax Canada, after those UK operations were placed into receivership in 2002 and a judgment being obtained against Stelax Canada, rendering Stelax Canada insolvent. Stelax Canada had acquired these steel manufacturing facilities in 1995 and had financed the facilities and operations with an equity offering of $10,000,000 in 1996 as well as a debt offering of $5,000,000 in 2000. Stelax Canada commenced production in 2001 but was unable to increase production to sufficient volumes to service debt resulting in the receivership in 2002.

      Nx Infrastructure's financing for the initial acquisition of was done personally by Mr. Hardy and others through entities controlled by him as well as partially by NexGen. While stockholders of Stelax Canada have no interest in Nx Infrastructure, we are making this offering to those stockholders such that they may participate in this new venture, the insolvency rendering the feasibility of using Stelax Canada for this venture impracticable. Mr. Hardy remains a director of Stelax Canada.

      We will not engage in the production or distribution of the Nuovonix(TM) products.

                                  THE OFFERING

Description of the rights offering      We  are   distributing  the  rights  to
                                        acquire Units in this offering to
                                        stockholders of Stelax Canada other than certain individuals who have previously purchased stock from us in a private placement. Each holder of shares of Stelax Canada common stock, other than as noted above, will receive on the record date of (immediately before the effective date of the registration statement), 2009 a right to acquire one
                                        Unit for every five shares owned, plus a fractional Unit, if applicable, with any fractional Unit including a Warrant.

Description of rights                   You may  purchase  less but not more
                                        than the number of Units that you are
                                        entitled to purchase. We are offering up to 10,000,000 Units which, if all are purchased, would result in the issuance of up to 50,000,000 shares of Common
                                        Stock and warrants entitling the holders to purchase another approximately
                                        10,000,000 shares of Common stock. We
                                        will issue fractional Units with each
                                        fractional Unit containing one Warrant.

Description of the Units                Each Unit consists of five shares of
                                        Common Stock and one Warrant. We will
                                        issue fractional Units and each
                                        fractional Unit will contain a Warrant.
                                        The right to acquire a fractional Unit
                                        arises when the number of shares of
                                        Common Stock of Stelax Canada is not
                                        evenly divisible by five.

Subscription price for Units            The  subscription  price for the Units
                                        is $0.25 per Unit, and if a fractional
                                        Unit is purchased the subscription price for the fractional Unit will be equal to $0.25 times the fraction, the numerator of which is the remainder after dividing the number of shares of Stelax Canada owned by five and the denominator of which is five.

Description of the Warrants
in the Units                            Each  Warrant in the Unit  entitles  the
                                        holder to acquire one share of our
                                        Common Stock for $0.85. The Warrants may be immediately separated from the Common
                                        Stock and the Warrants are subject to
                                        redemption by us after six months from
                                        the date of this Prospectus, on thirty
                                        days prior written notice, provided the
                                        closing bid for the Common Stock has
                                        equaled or exceeded $1.00 for ten
                                        consecutive trading days. The Warrants
                                        expire five years from the effective
                                        date of this offering and may be
                                        exercised only if there is a current
                                        registration statement in effect at the
                                        time of exercise. See "Description of
                                        Securities" and "Underwriting"

Description of other warrants           We have previously issued warrants to
                                        purchase 2,916,426 shares of our Common
                                        Stock to certain of our shareholders.
                                        The warrants issued to these holders is
                                        issued upon the same terms as those set
                                        forth in the Units except that the
                                        previously issued warrants were not
                                        registered.

Exercise period                         The rights will only be  exercisable,
                                        in whole or in part, from the period
                                        beginning on _________ __ {the effective date of the registration statement},
                                        2009 and ending on {30 days after the
                                        effective date of the registration
                                        statement}, _______ __ 2009, at 5:00
                                        p.m., Eastern Standard Time, unless
                                        extended by us in our sole discretion.
                                        In no event will we extend the exercise
                                        period beyond 5:00 p.m., Eastern
                                        Standard Time, {90 days after the
                                        effective date of the registration
                                        statement}, 2009. Once rights are
                                        exercised, you may not revoke the
                                        exercise or request a refund of monies
                                        paid.

Transferability of rights               The rights to acquire Units are not
                                        transferable.

Common stock outstanding before
the offering                            111,880,621

Common stock outstanding after the
offering Assuming all of the shares offered hereby are purchased and exclusive of any warrants exercised, we will have approximately 111,880,621 shares issued and outstanding

Use of proceeds                         Working capital

                          SUMMARY FINANCIAL INFORMATION

The following selected balance sheet and income statement data has been derived from the audited statements of the Company as of December 31, 2007 and 2008. This summary financial data should be read in conjunction with and are qualified by reference to the financial statements of the Company and the related notes thereto included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Income Statement Data:

                                                                                          August 23, 2003
                                                                                            (Inception)
                                                 Year Ended December 31                   December, 31,
                                                 2008                2007                     2008
                                            --------------      -------------           -----------------

SELLING, GENERAL &
   ADMINISTRATIVE EXPENSES                  $       80,999      $      87,202           $    481,804
                                               -----------        -----------            -----------

     LOSS FROM OPERATIONS                          (80,999)           (87,202)              (481,804)

OTHER INCOME
   Loss of investment                                    -                  -                 (7,872)
   Impairment of available-
     for-sale securities                          (680,894)                 -               (680,894)
   Interest income                                     354              3,799                 63,489
                                               -----------        -----------            -----------

     NET LOSS                               $     (761,539)     $     (83,403)          $ (1,107,081)
                                               ===========        ===========

Weighted Average Shares of Common
   Stock - Basic and Diluted                   108,030,000         95,300,000
                                               ===========        ===========


Balance Sheet Data

                                     ASSETS
                                  December 31,
                                                 2008                2007
                                            --------------      -------------


CURRENT ASSETS
   Cash and cash equivalents                $        2,805      $      83,450
                                               -----------        -----------

   TOTAL CURRENT ASSETS                              2,805             83,450

AVAILABLE-FOR-SALE
   SECURITIES                                        1,000            221,784
                                               -----------        -----------

   TOTAL ASSETS                             $        3,805      $     305,234
                                               ===========        ===========

CURRENT LIABILITIES
   Payable to related parties               $      151,199      $     151,599
   Advances from shareholders                            -            498,177
                                               -----------        -----------

   TOTAL CURRENT LIABILITIES                       151,199            151,599
                                               -----------        -----------

STOCKHOLDERS' EQUITY
   Common stock - 200,000,000 shares
     authorized, no par value;                     499,177              1,000
   Contributed capital                             460,110                  -
   Accumulated deficit                          (1,107,081)          (345,542)
                                               -----------        -----------

   TOTAL STOCKHOLDERS' EQUTIY                     (147,794)          (344,542)
                                               -----------         ----------

         TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                 $        3,805      $     305,234
                                               ===========        ===========

                                  RISK FACTORS

     YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED BELOW BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IN THAT CASE THE TRADING PRICE OF OUR COMMON STOCK COULD FALL, AND YOU MIGHT LOSE ALL OR PART OF THE MONEY THAT YOU HAVE PAID TO BUY OUR COMMON STOCK.

                          Risks Related to Our Business

Because our auditors have issued a going concern opinion and we may not be able to achieve our objectives, we may have to suspend business operations should capital or other resources, such as management or other personnel cease to be available.

     Our auditors' report in our December 31, 2008, financial statements, as included in the prospectus, expressed an opinion that the Company's capital resources as of December 31, 2008, are not sufficient to sustain operations. These conditions raise substantial doubt about our ability to continue as a going concern. There is the distinct possibility that we will no longer be a going concern and will cease operations which means any persons acquiring shares under this offering will lose their entire investment in our Company.

We May not be Able to Produce Our Product.

     Our present business plan is based upon the production of carbon steel with less energy and lower emissions new techniques that requires extensive research and development. Our ability to produce these products depends upon our ability to implement these technologies which we have not done to date.

     We believe our project is the first of its kind. It involves processes that are based on various technical assumptions and new applications of technologies that have yet to be commercially proven. While we believe that these new technologies do not require substantial new technologies, radical engineering or manufacturing processes, they have not been tested in either a laboratory or field context. Before we can get to commercial levels of production, laboratory and field testing will have to be conducted.

     In addition, while difficulties with equipment, technology, systems and processes can be resolved, we may not be able to operate consistently or be able to provide product in commercial quantities. Even if the technologies prove to be technologically feasible, we could be engaged in time consuming and expensive redesign, re-engineering, reconstruction and retrofitting of major pieces of equipment, systems and processes, eventually resulting in expenditure of considerably greater resources than originally anticipated and delays in realization of revenues. These difficulties would delay the commercialization of our products and increase the funds needed to complete our research and development.

     Regardless of the success of the initial testing, research and development, we will require additional testing, research and development and capital spending to continuously improve our service capabilities and expand our operations. In addition, regardless of the amount of testing, research and development completed by us, our products may never be successful in commercial operations.

Our Cost Estimates May Prove to be Inaccurate.

     Assuming that we overcome all technical difficulties in producing carbon steel, our cost estimates may be erroneous. Since we believe that we will compete on a cost basis, the failure to produce carbon steel at a cost lower than competitors or to have lower capital costs could prove fatal to our ability to enter the market on a commercially reasonable basis.

We do not have any manufacturing capabilities for any of our product candidates.

     Initially, we plan to outsource all of our manufacturing to third parties for commercial quantities of any of our product candidates. Consequently, to complete the commercialization process of any of our product candidates, we must either acquire or build our internal manufacturing or fabrication capabilities or rely on third parties to manufacture or fabricate these product candidates. We cannot be sure that we will be able to accomplish any of these tasks. If we are not able to do so, it would impede our efforts to bring product to market, which would adversely affect our business. Moreover, if we decide to manufacture one or more of our products ourselves (rather than engage a contract manufacturer), we would incur substantial start-up expenses and hire additional personnel.

We have no sales, marketing or distribution experience.

     To develop internal sales, distribution and marketing capabilities, we would have to invest significant amounts of financial and management resources. If we decide to perform sales, marketing and distribution functions ourselves, we may not be able to attract and build a significant marketing or sales force and we may not be successful. Alternatively, we may rely on third parties to launch and market our products. We may have limited or no control over the sales, marketing and distribution activities of these third parties and our future revenue may depend on the success of these third parties.

We have an absence of Operating History

     We are a start-up company and have no operating history. We were formed in June 2003, and our operations have not yet commenced. Because of our limited operating history, you have limited operating and financial data about us upon which to base an evaluation of our performance and an investment in our Common Stock. You should consider our prospects in light of the risks, expenses and difficulties we may encounter, including those frequently encountered by new companies competing with new products. In addition, as a development stage company, we have limited experience and have not yet demonstrated an ability to overcome successfully many of the risks and uncertainties encountered by companies in new and evolving fields. To execute our business plan we will need to:

          have the marketing and sales personnel and distribution channels to distribute to those markets;

          have the technical ability to produce product that meet the cost and quality requirements of those markets;

          have the resources to research and develop product; and

          have the financial resources to invest in technology and capital equipment to produce product.

     The lack of an operating history makes it impossible to predict whether we will operate profitably. If we are unable to execute our plans and grow our business, either as a result of the risks identified in this section or for any other reason, this failure would have a material adverse effect on our business, prospects, financial condition and results of operations, and we may not be able to raise capital, expand our business or continue what operations may exist.

We Will Need But May Be Unable to Obtain Additional Funding on Satisfactory Terms, Which Could Dilute Our Stockholders or Impose Burdensome Financial Restrictions on Our Business

     We may require substantially more capital than that presently avail to us to pursue our operating strategy and execute our business plan or from operations. We presently anticipate that our present capital needs will be modest. But, until we can generate a sufficient amount of product revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through public or private equity offerings, debt financings or strategic collaborations. We do not know whether additional funding will be available on acceptable terms, or at all. If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of, or eliminate one or more of our testing or research and development programs.

     This financing may also dilute existing stockholders. Any debt financing will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock, if any. See "Description of Securities; Dividends." Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operation.

Our Failure to Manage Growth Effectively Could Impair Our Business

     Our growth strategy subjects us to various risks. As part of our growth strategy, we may build plants, acquire other steel assets, enter into joint ventures, or form strategic alliances that we believe will complement our existing business. These transactions could disrupt our ongoing business, divert resources, create difficulties in working with joint venture or strategic alliance partners or create difficulties in terminating those relationships if they prove unsatisfactory, among other difficulties. Our inability to address and respond to these circumstances promptly could have a material adverse effect on our business, prospects, financial condition and results of operations.

We May be Able to Issue Preferred Stock on Terms that are Unfavorable to Subscribers to the Common Stock

     The Restated Articles of Incorporation of the Company authorize the issuance of 2,000,000 shares of preferred stock without shareholder approval and subject to such terms and conditions as determined by the Board of Directors which could operate to the disadvantage of subscribers to this offering.

We depend heavily on our senior management and we may be unable to replace key executives if they leave

     The loss of the services of one or more members of our senior management team or our inability to attract, retain and maintain additional senior management personnel could harm our business, financial condition, results of operations and future prospects. Our operations and prospects depend in large part on the performance of our senior management team, particularly Harmon S. Hardy, Chairman and Chief Executive Officer, and H. S. Hardy, III, President. In addition, we may not be able to find qualified replacements for him if his services are no longer available. We do not have key man insurance on Mr. Hardy.

     Because of Harmon S. Hardy's relationship with Stelax Industries, Ltd., and Nx Infrastructure, Ltd, he may have conflicts of interest which may affect our operations adversely.

     Our Chief Executive Officer, Harmon S. Hardy, holds numerous positions and relationships with Stelax Industries, Ltd., and Nx Infrastructure, Ltd., whether as a stockholder, director or promoter or otherwise, and there relations could constitute a conflict of interest between us and those other entities.

     This offering is being made solely to stockholders of Stelax Industries, Ltd. Although that entity no longer has operations and is insolvent, it was formerly engaged in operation s related to the steel industry. Although it is insolvent, there could arise a situation in which that entity could compromise or impair our own operations. For example, we have in the past paid some of that entity's expenses, although we don not anticipate doing so in the future. See "Certain Transactions."

      In addition Mr. Hardy is on the Board of Directors and is a significant stockholder of Nx Infrastructure, Ltd., a company in which we also have a significant ownership interest and one which is involved in the steel industry. Although that enterprise is active, its activity is limited to cladding carbon steel in stainless steel while we believe our activities will not involve stainless steel. Nonetheless because Nx Infrastructure Ltd. and us are involved in the same industry, there could arise situations in which the two enterprises conflict and Mr. Hardy would be in a position in which he could compromise our interests in favor of those of Nx Infrastructure, Ltd.

Our business is affected by federal and state rules, regulations and orders applicable to government contractors.

     A number of our products could be sold under U.S. and state government contracts or subcontracts. Consequently, we will be directly and indirectly subject to various federal and state rules, regulations and orders applicable to government contractors, including regulations that regulate the source of materials used. Violation of applicable government rules and regulations could result in the inability to obtain contracts, in civil liability, in cancellation or suspension of existing contracts or in ineligibility for future contracts or subcontracts funded in whole or in part with federal funds.

We may be unable to satisfy regulatory requirements relating to internal controls over financial reporting.

     Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our internal controls over financial reporting and have our auditor attest to such evaluation. We have prepared an internal plan of action for compliance and we are in the process of documenting and testing our system of internal controls to provide the basis for our report. Due to ongoing evaluation and testing of our internal controls and the uncertainties of the interpretation of these new requirements, we cannot assure you that there may not be significant deficiencies or material weaknesses that would be required to be reported.

                       Risks Related to the Steel Industry

Environmental regulation imposes substantial costs and limitations on our operations

     The steel industry is subject to various health and safety laws and regulations concerning such issues as air emissions, wastewater discharges, solid and hazardous waste handling and disposal, and the investigation and remediation of contamination. Steel making operations produce certain waste products that are classified as hazardous waste and must be properly disposed of under applicable environmental laws. These laws can impose clean up liability on generators of hazardous waste and other substances that are shipped off-site for disposal, regardless of fault or the legality of the disposal activities. Other laws may require us to investigate and remediate contamination at our properties, including contamination that was caused in whole or in part by third parties. These laws and regulations are increasingly stringent.

     We believe that our processes will not have the level of containments found in traditional steel processing techniques, and we believe that our facilities are and will continue to be in material compliance with all applicable environmental laws and regulations. Nonetheless, the risks of substantial costs and liabilities related to compliance with such laws and regulations could affect our business.

The current period's strong demand for steel was preceded by a time of weak demand for products, excess capacity and low prices, and this volatility creates uncertainty in our pricing, competitiveness and competitive access to raw materials.

     Until a few years ago there had been an excess of global steel making capacity over global consumption of steel products with a number of United States steel facilities that had been closed have become operational again, contributing to the overcapacity. This weak demand no longer exists and currently, there is a strong worldwide demand for steel products and manufacturing facilities. Many factors influence these results, including demand in the domestic market, international currency conversion rates and domestic and international government actions, and the economic growth of China and India.

     Demand for steel products in Asia, a weak United States dollar, high ocean freight cost, improving conditions in the manufacturing economy, and reduced United States steel production capacity have significantly reduced worldwide oversupply and excess capacity. As a result, the steel industry in general has seen significant increases in the selling price of steel products and as a result, net revenues and profitability have significantly increased. This increase in prices gives uncertainty to our pricing, competitive pricing and availability of raw material.

Operating Results for the steel Industry have Fluctuated Widely

     The steel industry has been subject to wide variations in profitability, largely being a cyclical industry. Because of the large capital expenditures required to produce steel, large volumes have been required for profitability, and when those volumes decrease during economic slowdowns, the industry typically endures a significant lack of profitability. In such times, the level of debt, the basic cost of facilities, and the level of the decline could determine whether a company could continue in business. At such times, any price advantage we may enjoy could be destroyed as competitors price product to destroy any price advantage we may have. We anticipate being subject to those pressures.

Our pricing depends on availability of raw materials.

     A number of raw materials are in carbon steel. The availability and costs of these metals may be influenced by private or government cartels, changes in world politics, unstable governments in exporting nations, growth in China and inflation. Similarly, supplies of high grade material used in our operations may also be subject to variation in availability and cost. Recently, demand for steel, which management believes to be driven by demand in China, has created shortages of and price increases for certain raw materials, a pattern worldwide that has occurred in the past and may occur in the future in some other form. Future shortages or price fluctuations in raw materials could result in decreased margins or otherwise adversely affect our business. The enactment of new or increased import duties on raw materials also could increase the costs to us of obtaining the raw materials and might adversely affect our business. We expect these risks to extend indefinitely into the future.

           Risks Related To The Purchase Of Our Shares In The Offering

There Has Been No Prior Public Market For Our Common Stock, And There May Be No meaningful Public Market For Our Common Stock After This Offering; Our Stock Price May Decline Below The Subscription Price And Could Be Highly Volatile.

     There has been no public market for our common stock and an active public market may not develop. If an active public market for our common stock does not develop, you may be unable to sell any shares that you may purchase in this offering, and the price of our common stock may decrease below the subscription price. There can be no assurance that any shares of our common stock will be sold in this offering.

     The stock market in general and the price of the shares of specific stocks have experienced extreme price and volume fluctuations, often unrelated or disproportionate to the operating performance of these companies. Because we have a new business without a history of profitable operations, we expect our stock to be similarly volatile. Broad market and industry factors may reduce our stock price, regardless of our operating performance. Many of the additional factors that might cause volatility in our stock price are beyond our control. Some of these factors include:

      o   changes in financial estimates by securities analysts;

      o changes in the economic performance or market valuations of steel companies;

      o   actions by institutional stockholders;

      o announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments or the

      o   market's response to any such announcements; and

      o   potential litigation.

Investors May Be Unable to Exercise Warrants

     For the life of the Warrants, we will use our best efforts to maintain a current effective registration statement with the Securities and Exchange Commission (the "Commission") relating to the shares of Common Stock issuable upon exercise of the Warrants. If the Company is unable to maintain a current registration statement the Warrant holders would be unable to exercise the Warrants and the Warrants may become valueless. Also, a purchaser of the Warrants may relocate to a jurisdiction in which the shares of Common Stock underlying the Warrants are not registered or qualified or a purchaser of the Warrants in the open market may reside in a jurisdiction in which the shares of Common Stock underlying the Warrants are not registered or qualified. If we are unable or coose not to register or qualify or maintain the registration or qualification of the shares of Common Stock underlying the Warrants for sale in all of the states in which the Warrant holders reside, the Company would not permit such Warrants to be exercised ad Warrant holders in those states may have no choice but to either sell their Warrants or let them expire. Prospective investors and other interested persons who wish to know whether or not shares of Comon Stock may be issued upon the exercise of Warrants by Warrant holders in a particular state should consult with the securities department of the state in question or send a written inquiry to the Company. See " DESCRTIPTION OF SECURITIES - Warrants."

Our common stock may not be listed on Nasdaq or any other stock exchange.

     We intend to explore the possibility of listing the common stock on Nasdaq or on one or more other national securities exchanges after the effective date of this registration statement. However, there can be no assurance that we will determine that it is feasible, practicable or advisable to list the common stock or that, if an application is made, that the common stock would be approved for listing. Our inability to secure the listing of the common stock or the decision not to list the new common stock will affect the liquidity and marketability of the common stock. In addition, the potentially large number of shares of common stock that will be outstanding upon the exercise of rights to be issued under this offering, could (i) depress the prices at which some or all of the common stock will trade for the foreseeable future, (ii) limit the marketability of the common stock and (iii) adversely affect our ability to list the common stock on Nasdaq or any other national securities exchange. Whether or not the common stock is approved for listing on Nasdaq or any other national securities exchange, the common stock may trade in the over-the-counter market. Even if the common stock is approved for listing on Nasdaq or any other national securities exchange, there can be no assurance as to the price as to which any shares of the common stock may be traded when issued or that an established market for those securities will develop.

Shares of our common stock may be "penny stocks."

     If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

     If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

          make a special written suitability determination for the purchaser;

          receive the purchaser's written agreement to a transaction prior to sale;

          provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

          obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

     If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

     We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in several states. If you are not an "institutional investor," you must be a resident of these jurisdictions in order to purchase our securities in the offering. Institutional Investors in every state, except Idaho and Oregon, may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities.

There is currently no market for our securities, and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

     There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

     Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

Insiders will continue to have substantial control over us after this offering and could delay or prevent a change in corporate control.

     After this offering, our directors, executive officers and principal stockholders, together with their affiliates, will beneficially own, in the aggregate, at least 83,600,000 shares or approximately 74.7% of our outstanding common stock. As a result, these stockholders will have the ability to determine the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these persons, acting together, will have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership may harm the market price of our common stock by:

          delaying, deferring or preventing a change in control of our company;

          impeding a merger, consolidation, takeover or other business combination involving our company; or

          discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Future Sales by our Stockholders may Adversely Affect our Stock Price and our Ability to Raise Funds in New Stock Offerings.

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. All shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration.

     Upon issuance of the maximum number of shares being registered in this offering, there will be 111,880,621 shares of common stock outstanding. There is essentially no limit on the number of shares that we can register in future registration statements. All of the shares being registered hereunder may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the issuance of shares upon subscription.

     In addition, we may issue in this offering warrants to purchase up to a total of 10,000,000 shares of our common stock, which have an exercise price of $0.85 per share.

The subscription price may not reflect the value of our stock.

     The subscription price does not necessarily bear any relationship to the book value of our assets, historic or future cash flows, financial condition, recent or historic prices for our existing common stock or other established criteria for valuation. You should not consider the subscription price as an indication of the value of our common stock. See "The Offering and Plan of Distribution -- Determination of Subscription Price" for further detail regarding the way in which the subscription price was determined.

Our common stock may not be listed on Nasdaq or any other stock exchange.

     We intend to explore the possibility of listing the common stock on Nasdaq or on one or more other national securities exchanges after the effective date of this registration statement. However, there can be no assurance that we will determine that it is feasible, practicable or advisable to list the common stock or that, if an application is made, that the common stock would be approved for listing. Our inability to secure the listing of the common stock or the decision not to list the new common stock will affect the liquidity and marketability of the common stock. In addition, the potentially large number of shares of common stock that will be outstanding upon the exercise of rights to be issued under this offering, could (i) depress the prices at which some or all of the common stock will trade for the foreseeable future, (ii) limit the marketability of the common stock and (iii) adversely affect our ability to list the common stock on Nasdaq or any other national securities exchange. Whether or not the common stock is approved for listing on Nasdaq or any other national securities exchange, the common stock may trade in the over-the-counter market. Even if the common stock is approved for listing on Nasdaq or any other national securities exchange, there can be no assurance as to the price as to which any shares of the common stock may be traded when issued or that an established market for those securities will develop.

The subscription price may not reflect the value of our stock.

     The subscription price does not necessarily bear any relationship to the book value of our assets, historic or future cash flows, financial condition, recent or historic prices for our existing common stock or other established criteria for valuation. You should not consider the subscription price as an indication of the value of our common stock. See "The Offering and Plan of Distribution -- Determination of Subscription Price" for further detail regarding the way in which the subscription price was determined.

                           FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements concerning our business, operations, financial performance and financial condition. These statements can be identified by the use of forward-looking terms such as "may," "will," "expect," "anticipate," "estimate," "continue," or other similar words. Forward-looking statements are included, for example, in the discussions under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business." The forward-looking statements involve risks and uncertainties and actual results may differ materially from those expressed or implied in those statements. Factors that could cause differences, include, but are not limited to, those discussed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  THE OFFERING

     We are offering rights to acquire units of NexGen Steel, Inc securities. Each unit (the "Unit") may be purchased for $0.25 and consists of our Common Stock, par value $0.001 per share and a warrant entitling the holder to purchase one share of such Common Stock for $0.85. To certain of our existing stockholders, we are offering Common Stock that may be purchased pursuant to warrants they have each been previously issued; the offer of the Units is not being made to these stockholders.

     We are distributing the rights at no cost to those persons that are holders of outstanding shares of Stelax Industries, Ltd, ("Stelax Canada") common stock on the record date, {immediately before the effective date of the registration statement}, 2009. Except as previously described, each person that is a holder of shares of Stelax Canada common stock on the record date will receive the right to purchase one Unit for each of five shares of Common Stock of Stelax Canada owned on the record date. We are offering up to 10,000,000 Units in the aggregate. You are not required to exercise any or all of your rights.

     Fractional Units will be issued if the holder owns a number of shares of Stelax Canada that is not evenly divisible by five. The fractional Unit will consist of one warrant plus the number of shares equal to the remainder after dividing the total number of shares owned by five.

Purpose Of The Offering

     This rights offering is, essentially, our initial public offering. The rights offering is different from a traditional initial public offering in that it is initially directed only to Stelax Canada's stockholders. The primary purposes of the offering are to give Stelax Canada's stockholders an opportunity to purchase shares of our common stock, to create an initial public market for our common stock, to facilitate future access to public markets, to give us the option of using shares of our common stock to finance future acquisitions, if any, and to obtain additional capital. We believe that the rights offering has an advantage over a traditional initial public offering because we believe that persons who already have an initial interest in us, by virtue of their ownership interest in Stelax Canada are more likely to purchase our stock than would be persons who were not already familiar with us.

Determination Of Subscription Price

     Prior to the rights offering, there has been no public market for our common stock. We determined the subscription price based upon our assessment of our business potential and prospects and current market conditions. We wanted to enable the Stelax Canada stockholders to have the opportunity to acquire the stock at a low price. Any valuation of our business and our common stock, given the fact that there has been no public market for our common stock and the potential for volatility in the market place, is highly speculative. Accordingly, the actual value or resale value of our common stock may be significantly higher or lower than the subscription price.

Subscription Privileges

     The holders of rights have a basic subscription privilege which entitles them to purchase one Unit for each right held. You are not required to exercise any or all of your rights. We will send you certificates representing shares and warrants that you purchase with your subscription privilege as soon as practicable after the rights offering closes.

Offering to Holders of Previously Issued Warrants

     We have previously distributed warrants to purchase an aggregate of 2,889,812 shares of our Common Stock to certain of our shareholders. The offering of the Units are not being made to holders of these warrants; nonetheless the warrant held by these current shareholders may be exercised upon the same terms and conditions as the warrant that is part of the Unit described herein.

Plan Of Distribution

     Other than as noted above, we are distributing the rights at no cost to those persons that are holders of outstanding shares of Stelax Canada common stock on the record date, {immediately before the effective date of the registration statement}, 2009. Where shares are held indirectly through a broker, bank or other institution, we will reimburse the institutions' reasonable out-of-pocket costs in distributing this prospectus and other materials to beneficial owners of the stock.

     Under the securities laws of the states, the securities underlying the rights may not be sold unless the rights and securities have been registered or qualified for sale in the states or an exemption from that requirement is available and is complied with by us.

     We have appointed Signature Stock Transfer, Inc., to assist with the rights offering in the role of subscription agent. You should deliver your subscription certificate, payment of the subscription price and notice of guaranteed delivery, if applicable, to the subscription agent. The address to which these documents and payment should be delivered is:

         NexGen Steel, Inc., escrow account
         c/o Signature Stock Transfer, Inc.
         2220 Coit Road, Suite 400
         Plano, TX 75075
         Telephone: (972) 612-4120
         Facsimile: (972) 612-4122

     The subscription agent will be responsible for delivering stock certificates and warrant certificates to those purchasing Units and will be responsible for delivering refunds to rights holders if the rights offering is terminated or if a subscription certificate is rejected. We will pay the fees and expenses of the subscription agent in connection with the offering.

Exercise Of Rights

     You may exercise your rights, in whole or in part, by delivering to the subscription agent, at or prior to 5:00 p.m., Eastern Standard Time, on {30 days after the effective date of the registration statement}, 2009, or such later date to which we may extend the rights offering:

     o your properly completed and duly executed Notice of Exercise of Rights;

     o    any required signature guarantees or other supplemental documentation;

     o your payment in full of $0.25 per Unit and Fractional Unit subscribed for under your subscription privilege.

     We may reject any subscription documents the subscription agent receives after 5:00 p.m., Eastern Standard Time, on {30 days after the effective date of the registration statement}, 2003, regardless of when the documents were originally mailed.

Method Of Payment

     Payments for the shares must be made in U.S. dollars for the full number of shares for which you have subscribed either by:

     o check or bank draft drawn upon a U.S. bank payable to Signature Stock Transfer, Inc., as subscription agent, or

     o wire transfer of immediately available funds to the subscription agent.

     For detailed wiring instructions, contact Signature Stock Transfer, Inc. at
(972) 612-4120. Any wire transfer of funds should clearly indicate the identity of the rights holder who is paying the subscription price by the wire transfer. Evidence of such wire transfer should be delivered to the subscription agent via facsimile at (972) 612-4122. The subscription price will be deemed to have been received by the subscription agent only upon:

     o    clearance of any uncertified check;

     o receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank; or

     o receipt of good funds in the subscription agent's account designated in the wiring instructions provided by the subscription agent.

     If paying by uncertified personal check, please note that funds paid in this manner may take up to five business days to clear. Accordingly, holders of rights who wish to pay the subscription price by means of uncertified personal check are urged to make payment sufficiently in advance of the date on which the rights expire to ensure that such payment is received and cleared by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

Expiration Date

     The rights will expire at 5:00 p.m., Eastern Standard Time, on {30 days after the effective date of the registration statement}, 2009 unless extended by us. In no case will we extend the time to exercise the rights past {90 days after the effective date of the registration statement}, 2009. After expiration of the offering period, unexercised rights will be null and void and no longer exercisable by the holder. We will not be obligated to honor any purported exercise of rights received by the subscription agent after the expiration time, regardless of when the documents relating to such exercise were sent, except when you have timely transmitted the documents under the guaranteed delivery procedures described below. Notice of any extension of the expiration time will be made through a press release issued by us.

Guaranteed Delivery Procedures

     If you want to exercise your rights, whether in whole or in part, but time will not permit your Notice of Exercise of Rights to reach the subscription agent on or prior to 5:00 p.m., Eastern Standard Time, on {30 days after the effective date of the registration statement}, 2009, you may exercise your rights if you satisfy the following guaranteed delivery procedures:

     o you send, and the subscription agent receives, payment in full for each Unit being purchased through the subscription privilege in the method described above under "The Offering--Method of payment," on or prior to 5:00 p.m., Eastern Standard Time, on {30 days after the effective date of the registration statement}, 2009;

     o you send, and the subscription agent receives, on or prior to 5:00 p.m., Eastern Standard Time, on {30 days after the effective date of the registration statement}, 2009, a notice of guaranteed delivery, substantially in the form provided with the attached instructions, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States; and

     o you send, and the subscription agent receives, your properly completed and duly executed Notice of Exercise of Rights and the related nominee holder certification, if applicable, including any required guarantees, within three business days following the date of your notice of guaranteed delivery.

     A notice of guaranteed delivery must state your name, the number of rights that you hold, and the number of shares of common stock that you wish to purchase under the subscription privilege. A notice of guaranteed delivery must also guarantee the delivery of your Notice of Exercise of Rights to the subscription agent within three business days following the date of the notice of guaranteed delivery. A notice of guaranteed delivery may be delivered to the subscription agent in the same manner as your Notice of Exercise of Rights at the address set forth above under "The Offering--Plan of Distribution" or may be transmitted to the subscription agent by facsimile transmission, to facsimile number (972) 612-4122. You can obtain additional copies of the form of notice of guaranteed delivery by requesting it from the subscription agent at the same address.

Signature Guarantees

     Your signature on each subscription certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, and required under the standards and procedures adopted by the subscription agent. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations, each as defined. Signatures on the Notice of Exercise of Rights do not need to be guaranteed if the Notice of Exercise of Rights provides that the shares of common stock to be purchased are to be delivered directly to the record owner of such rights or if the Notice of Exercise of Rights is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

Shares Held For Others

     If you hold shares of Stelax Canada common stock for others on the record date, you should provide a copy of this prospectus to the respective beneficial owners of those shares as soon as possible, ascertain such beneficial owners' intentions and obtain instructions with respect to the rights, as set forth in the instructions we have provided to you for your distribution to the beneficial owners. If the beneficial owner so instructs, you should complete subscription certificates and the related nominee holder certification and submit them to the subscription agent with the proper payment. If you hold shares of Stelax Canada common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of Stelax Canada common stock on the record date for the rights offering, provided that, you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" which we will provide to you with your rights offering materials.

     If you are a beneficial owner of Stelax Canada common stock or you will receive your rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your rights, you will need to contact your broker, custodian bank or nominee and request it to effect the transaction in accordance with your instructions. To indicate your decision with respect to your rights, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should be aware that nominee record holders may establish deadlines for receiving instructions from beneficial holders significantly in advance of the expiration date for the rights.

Ambiguities In Exercise Of The Rights

     If you do not specify the number of rights being exercised on your subscription certificate, or if your payment is not sufficient to pay the total subscription price for Units you indicate you wish to purchase, you will be deemed to have exercised the maximum number of rights that could be exercised for the amount of the payment that the subscription agent receives from you.

     If your payment exceeds the total subscription price for all of the rights shown on your subscription certificate, your payment will be applied in the following order:

     o to subscribe for the number of Units, if any, that you indicated on the Notice of Exercise of Rights that you wished to purchase through your subscription privilege; then

     o to subscribe for Units until your subscription privilege has been fully exercised; then

     Any excess payment remaining after the foregoing allocation will be returned to you as soon as practicable following the closing of the rights offering by mail, without interest or deduction.

Our Decisions Are Binding

     All questions concerning the timeliness, validity, form and eligibility of any exercise of rights will be determined by us and our determinations will be final and binding. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We reserve the right, in our sole discretion, to reject any subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful. None of Stelax Canada, us or the subscription agent will be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Right To Terminate Or Modify Rights Offering

     We may withdraw the rights and terminate the rights offering at any time prior to the expiration of the rights, for any reason. If we withdraw the rights and terminate the rights offering, any funds received from rights holders will be promptly refunded by the subscription agent without interest or penalty. Our board of directors, in its sole discretion, may amend the terms and conditions of the rights and the offering at any time prior to the expiration of the rights. If we amend the terms of the rights (other than by extending the expiration time), an amended prospectus will be distributed to all holders of record of rights, including all holders of rights who have previously exercised rights, and thereafter subscriptions will only be accepted from holders of rights who acknowledge receipt of the amended prospectus. All holders of rights who exercised their rights prior to receiving the amended prospectus will be required to confirm the exercise of their rights by executing and delivering a consent form on or prior to the Expiration Date, as it may be extended.

Risk Of Loss On Delivery Of Subscription Certificate Forms And Payments

     The instructions accompanying the Notice of Exercise of Rights should be read carefully and followed in detail. Do not send Notice of Exercise of Rights to Stelax Canada or to us. The method of delivery of Notice of Exercise of Rights and payment of the subscription price to the subscription agent will be at the election and risk of the rights holders but, if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment at or prior to 5:00 p.m., Eastern Standard Time, on {30 days after the effective date of the registration statement}, 2009.

No Minimum Subscription Requirement

     You may exercise less than all of the rights which you possess and are not required to exercise all of the rights

Non - Transferability Of Rights

      You may not transfer any of the rights to acquire Units.

     If you do not exercise your rights prior to the expiration time, those rights will expire and will no longer be exercisable by you.

Procedures For Depository Trust Company Participants

     We expect that you will be able to exercise your subscription privilege through the facilities of the Depository Trust Company. If your rights are held of record through the Depository Trust Company, you may exercise your subscription privilege by instructing the Depository Trust Company to transfer your rights from your account to the account of the subscription agent, together with certification as to the aggregate number of rights you are exercising and the number of shares of our common stock you are subscribing for under your subscription privilege and your subscription price payment for each share you subscribed for under your subscription privilege.

Minimum Subscription Amount

     We are conducting the rights offering on a best efforts basis. Thus, we cannot guarantee that any of our Units will be sold. The rights offering is not conditioned upon our receipt of subscriptions for any minimum number of Units. However, we may cancel the rights offering at any time prior to its completion, in which case all subscription payments will be returned without interest or penalty.

No Revocation

     Once you exercise your subscription privilege, you may not revoke that exercise. Rights not exercised prior to their expiration will be null and void as of and after such time.

No Board Recommendation

     Neither our Board of Directors nor the Board of Directors of Stelax Canada makes any recommendation to you about whether you should exercise any rights. To the extent that this offer is being made to stockholders of Stelax Canada, the offer will including the directors of Stelax Canada, and they are not excluded from participating in this offering and subscriptions from them will be accepted. We cannot assure you that anyone purchasing shares of our common stock will be able to sell those shares in the future at a higher price. An investment in our common stock must be made in accordance with your evaluation of your best interest.

Fractional Units

     Fractional Units will be issued to those whose total number of shares of Stelax Canada are not evenly divisible by five. In such event, in addition to the number of Units the shareholder may acquire by dividing the total number of shares owned by five, the shareholder may purchase the fractional Units which will consist of one warrant plus the number of shares equal to the remainder after dividing the total number of Stetlax Canada shares held by such person by five. The cost of the fractional Unit will equal the remainder divided by five times $0.25.

State And Foreign Securities Law

     The rights may not be exercised by any person, and neither this prospectus, nor the Notice of Exercise of Rights shall constitute an offer to sell or a solicitation of an offer to purchase any shares of our common stock, in any jurisdiction in which such transactions would be unlawful. We will not sell shares of our common stock to residents of the states of Minnesota or Vermont.

     Subject to regulatory approval, we plan to offer the Units outside the United States, although no assurance can be made that such regulatory approval will be forth coming. Consequently, we may reject subscriptions that relate to the exercise of rights by any holder of rights outside the United States, and we may also reject subscriptions from holders in jurisdictions within the United States and we may refuse to distribute rights to any eligible subscriber if we should determine that we may not lawfully issue securities to such subscribers. We may do so even if we could qualify the securities for sale or distribution by taking other actions or modifying the terms of the offering or the distribution in such jurisdictions, which we may decline to do in our sole discretion. In such event, rights holders who are residents of these jurisdictions will not be eligible to participate in the rights offering.

     Subscription certificates will not be mailed to eligible subscribers whose addresses are outside the United States or who have an APO or FPO military address, but will be held by the subscription agent for their account. To exercise such rights, these subscribers must notify the subscription agent by the expiration date and must establish to our satisfaction that such exercise is permitted under applicable law.

Issuance Of Stock Certificates

     Certificates for securities comprising the Units purchased will be issued to you as soon as practicable after the expiration date. Signature Stock Transfer, Inc. will deliver subscription payments to us only after consummation of the rights offering and the issuance of stock certificates to those exercising rights.

     If you exercise rights, you will have no rights as a stockholder until certificates representing shares you purchased are issued. Unless otherwise instructed in your subscription certificate form, shares purchased by the exercise of rights will be registered in the name of the person exercising the rights.

Questions Or Requests For Assistance

     If you have questions or need assistance concerning the procedure for exercising the rights, or if you would like additional copies of this prospectus, the Instructions for Subscription Certificates or the Notice of Guaranteed Delivery, you should contact the subscription agent at (972) 612-4120.

                                 USE OF PROCEEDS

     The proceeds of this offering will be utilized to develop the technology transferred to the Company in anticipation of developing engineering models that would demonstrate the technology's feasibility.

     We do not anticipate the proceeds of this offering to exceed $1,2500,000. Our first goal will be to conduct research through the use of consultants on our processes, an amount that should be inadequate to complete our research.

                               MARKET INFORMATION

     Our Common Stock is not currently traded on any exchange, on any of the various Nasdaq markets, or on the Over the Counter Bulletin Board ("OTCBB"). We are attempting to make arrangements for our Common Stock to be quoted on the OTCBB, but a market maker must file an application on our behalf to make a market for our Common Stock. While we anticipate having informal discussions with such a market maker, no such discussion have, in fact, occurred, and there can be no assurance that a market, whether on the OTCBB or otherwise, will develop.

     As of April 3, 2009, we had 34 shareholders of record, and we have no equity compensation plans.

     As of April 3, 2009, we had issued warrants to purchase 2,889,812 shares of our Common Stock. The exercise price of these shares is $0.85 per share and these warrants will expire at the same time that the warrants issued pursuant to this prospectus expire. The shares underlying these warrants are being registered pursuant to this offering, but if they are exercised pursuant to an exemption from registration, such shares would not then be freely tradeable until the lapse of at least six months from the date of exercise.

                         SHARES ELIGIBLE FOR FUTURE SALE

     In addition to the shares offered by this prospectus, of the 111,880,621 shares of common stock outstanding as of April 3, 2009, all such shares have been owned for more than one year and may be sold into the public market after this offering pursuant to Rule 144 under the Securities Act, subject to volume limitations and other restrictions that may be applicable to some holders pursuant to that rule. Holders of ________ shares of our Common Stock have entered into agreements with the Company not to sell their shares for certain periods of time. This agreement permits these holders to sell 25% of their shares six months after the effective date of this prospectus and an additional 25% each six months thereafter.

                                 DIVIDEND POLICY

     We do not anticipate paying dividends on the Common Stock at any time in the foreseeable future. Our Board of Directors currently plans to retain earnings for the development and expansion of our business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

                                    DILUTION

     Our net book value at December 31, 2009, was $(147,794) or $0.001321 per share.

     Harmon S. Hardy has agreed to return to the Company shares he owns equal to the number shares purchased, without giving effect to the shares that may be purchased pursuant to the exercise of the warrants. Accordingly, the net book value would increase for each share purchased pursuant to this offering. For example, if 5,000,000 shares were sold pursuant to this offering, the gross proceeds from the sale of those shares would be $250,000 and, without giving effect to the costs of this offering, the net book value would increase to $102,206 or approximately $0.0009. Under the same assumptions, if 10,000,000 or 15,000,000 shares are purchased pursuant to this offering, the net book value would increase to $352,206 or approximately $0.014 per share and $602,206 or approximately $0.030 per share, respectively.

                             MANAGEMENTS DISCUSSION

Fiscal year 2007 compared to fiscal year 2008

     We incurred a loss from operations of $87,202 in fiscal 2007 and $80,999 in fiscal 2008. Fiscal 2008 had legal and accounting expenses of approximately $25,000 and $24,000, respectively, expenses primarily relating to this offering.

In addition, the Company incurred $24,500 in compensation to two related parties involving compensation for assistance in establishing and administrating the company's activities as well as another $4,400 in rent expenses as part of a sublease from a related party.

     Fiscal 2007 had legal and accounting expenses of approximately $15,000 and $2,250, respectively. In addition to the rent of $4,300, we incurred approximately $32,000 as compensation to two related parties for assistance in establishing and administering the company's activities. In addition to a write off of almost $13,000 for expenses the company paid on behalf of Stelax Canada that were deemed uncollectable, in 2007 we incurred substantial expense in establishing our web site and related publicity activities, expenses that totaled approximately $14,500.

     We incurred a loss of $680,894 involving a write down of our investment in Nx Infrastructure, a write down triggered by that entity's need for additional financing but having to obtain that financing in the current difficult worldwide economic situation.

Liquidity

     The proceeds of this offering, which are expected not to exceed $1,250,000, will be used initially to engage consultants to finish conceptualization of our process and plan to implement our technology. We believe this technology can be done in existing facilities and should take six to nine months to complete. Upon completion of this step, we anticipate employing individuals who would complete construction of prototyping the process such that the engineering of the process could be defined. We believe that such engineering would be completed within an additional six to nine months following the initial phase descried herein.

     To the extent that we raise less than $1,250,000 in this offering, our developmental work would be scaled back and we would not have the internal resources to complete our design and engineering activities. The resources for completing this activity would then come from conversion of the warrants issued pursuant to this offering (if they are exercised), through funds lent to the company by Mr. Hardy, through private placements of securities or through a complete or partial liquidation of our interest in Nx Infrastructure.

     Our expenses incurred in the past should not diminish upon completion of this offering in that legal, accounting, and administrative expenses will mirror those expenses incurred in the past because of our public reporting obligations and on-going duties to administer our activities.

     Regardless of the amount raised pursuant to this offering, we will lack the resources to become fully operational, and we will probably lack the resources to commence production even if we successfully liquidate our interest in Nx Infrastructure. We believe that any production facility would cost between $25,000,000 and $30,000,000 although the cost of such plant, as well as it timing, cannot be reasonably anticipated until more research and engineering has been conducted.

     We do not have at this time any commitments to engage consultants, hire employees, or purchase or lease equipment or facilities.

     There are no off balance sheet items.

Significant Accounting Policies

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157") which addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under generally accepted accounting principles ("GAAP"). As a result of SFAS 157 there is now a common definition of fair value to be used throughout GAAP. The FASB believes that the new standard will make the measurement of fair value more consistent and comparable and improve disclosures about those measures. SFAS 157 will be effective for the Company for fiscal year 2009.

     Management is currently evaluating the impact of the statement on the Company. The adoption of SFAS 157 did not have a material impact on NexGen's financial statements.

     In December 2007, the Financial Accounting Standards Board issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS No. 141(R)") and SFAS No. 160, "Noncontrolling Interest in Consolidated Financial Statements" ("SFAS No. 160"). These new standards represent the outcome of the FASB's jointproject with the International Accounting Standards Board and are intended to improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements.

     SFAS No. 141(R) replaces SFAS No. 141, "Business Combinations," however, it retains the fundamental requirements of the former Statement that the acquisition method of accounting (previously referred to as the purchase method) be used for all business combinations and for an acquirer to be identified for each business. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. The new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.

     SFAS No. 160 amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement changes the way the consolidated income statement is presented by requiring net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest and to disclose those amounts on the face of the income statement. It also aligns the reporting of noncontrolling interest in subsidiaries with the requirements in International Accounting Standard 27.

     Both SFAS No. 141(R) and SFAS No. 160 are effective beginning in our fiscal 2010. SFAS No. 141 (R) will be applied to business combinations that are consummated beginning in fiscal 2010, and SFAS No. 160 will be applied prospectively to all noncontrolling interests, including any that arose before fiscal 2010. We are currently evaluating these Statements and have not yet determined their effect on our financial statements.

     In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). SFAS 161 requires entities to provide enhanced disclosures about derivative instruments and hedging activities. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not currently have any derivative instruments or hedging activities.

                                    BUSINESS

Industry

     Traditional methods of steel production require large capital investment, have large operating expenses, consume large amounts of electricity and natural gas, and emit large amounts of carbon dioxide. Steel is generally produced in integrated mills and minimills. Integrated mills, whose raw material is iron ore and coke, use blast furnaces to make molten steel. Minimills melt recycled scrap steel with electric arc furnaces and are more energy efficient and less capital intensive than blast furnaces. Both pose substantial environmental problems.

     Our plan is to make carbon steel utilizing processes that require substantially less capital investment than minimills and utilize substantially less energy and thus are substantially more environmental friendly. Commodity steel competes, assuming quality and service levels that match other producers, almost exclusively on price. We believe that we can meet other competitive factors and have a cost advantage of at least 5%

     Carbon steel is a commodity product and is commonly used as steel reinforcing bar or rebar, commodity tubing and piping, sheet steel, wire, or as input to specialty steel products where carbon steel is used as an input and other chemicals or metals or alloys are added to modify its metallurgical qualities. The steel industry in the world, including the United States has been marked by increased demand, largely attributed to demand from emerging markets, particularly China. This demand has caused an increase in both raw materials and sales prices for products.

Background

     NexGen Steel, Inc. was incorporated as a Texas Corporation on August 22, 2003. In that year we raised some capital which was loaned to Nx Infrastructure, Ltd. and for which we received our initial interest of 480,000 shares in that entity. Originally our plan was to act as a reseller of that entity's products in North America with a view to becoming licensed manufacturer of its products. Subsequently, Nx Infrastructure Ltd. determined not to enter into those arrangements, but we determined to exploit other processes we believed would provide a cost advantage over other techniques of producing carbon steel.

     Our process does not involve heating of scrap but utilizes proprietary techniques relating to rolling of scrap, the scrap utilized and control of these processes. Although some successful testing has occurred resulting in limited samples being produced, the technology did not require any expenditure for research and development, and the technology is yet evolving. We do not anticipate licensing from third parties. We will conduct further testing upon completion of this offering but will require additional financing beyond this offering to become operational.

     We believe that we because we do not use heating to produce carbon steel, we can achieve at least a substantial reduction in energy consumption compared to existing minimill methods, eliminate significant emissions, achieve a significant reduction in cost to manufacture over minimill techniques as well as reduce the capital equipment cost on a per ton basis.

Plan of Operation

     Over the next six to nine months we plan to complete research and development of our technology. We anticipate that it will require another twelve months to build a small test facility. Thereafter, we anticipate either expanding the original facility or constructing another. Each of these subsequent constructions will require a substantial amount of capital which we anticipate being provided through subsequent financings.

Nx Infrastructure, Ltd.

     Nx Infrastructure, Ltd. has a proprietary process to manufacture carbon steel clad in stainless steel. Its processes are proprietary, its product is unique, competes with stainless steel, and has a cost advantage over stainless steel. The product failed for lack of financing in March 2002 but was recommissioned in 2005 and began producing modest levels of product commercially in 2007.

Competition

     Carbon steel is a commodity product and competes almost exclusively on pricing. Although we believe we will compete by providing a unique process, the steel industry in general has been extremely competitive. There can be no assurance that our processes cannot be duplicated circumvented with advances in technology. There is extensive steel making capacity from within and without the United States. Our product will compete with domestic and international mills, including such United States operations from companies such as Nucor Corporation, Steel Dynamics Inc., Gerdau AmeriSteel Corporation, and Commercial Metals Company. All of these have substantially greater financial, technical, personnel and marketing resources than we posses.

     Some of these competitors have resources of sponsoring governments. Governments are active in protecting steel manufacturers with tariffs and other regulations that inhibit competition and provide price advantages, could inhibit our ability to compete effectively and could have a material adverse effect on our financial strength and development of market.

     We also anticipate substantial international competition from China. According to the American Iron and Steel Institute, China's exports of carbon steel grew by 114 percent between 2005 and 2006 with China exporting about half as much steel as the United States produced. Total China production is anticipated to increase by more than 30% in 2007. This production is believed to be subsidized through such techniques as converting steel companies' debt into equity, debt forgiveness and inaction regarding non-performing loans, preferential loans, subsidized raw materials and energy, inadequate enforcement of environmental and labor standards. These actions give a pricing advantage in a market that competes principally on price and could jeopardize or eliminate any pricing advantage we may have with our technology.

     The need to increase the scale and scope of operations will create significant personnel, operational, financial and marketing difficulties. There can be no assurance that we will successfully meet all of these demands as we grow, the failure or only partial success of any one of which could have a severe material adverse effect upon us, particularly at a time when our financial resources are limited. Further, there can be no assurance that we will be able to significantly enlarge the scope of our operations without encountering unexpected technical difficulties that we are now unaware of.

Marketing

     We have not begun to establish a marketing arm. Most carbon steel is sold directly to resellers.

Environmental Matters

     Compliance with environmental laws and regulations is a significant factor in our business. We are subject to local, state, federal and supranation environmental laws and regulations concerning, among other matters, solid waste disposal, hazardous waste disposal, air emissions, water quality and discharge, dredging and employee health. Environmental legislation and regulations have changed rapidly in recent years and it is likely that we will be subject to even more stringent environmental standards in the future.

Employees

     At April 3, 2009, we employed two people.

                                   MANAGEMENT

Executive Officers and Directors

Set forth below is information concerning our executive officers and directors as of April 3, 2009:

Name                           Age       Position

Harmon S. Hardy                80        Director, Chairman of the
                                           Board and Chief Executive Officer

H. S. Hardy                    54        Director, President

Harmon S. Hardy

Harmon S. Hardy has been the President of the Company since its inception in 2003 and is Chairman and President of various other entities. He has been involved in a number of start-up enterprises throughout his career including Stelas Canada, Nx Infrastructure. See "Prospectus Summary - Our Company". In addition to his activities involving Nx Infrastructure and the Company, in the last five years Mr. Hardy is the Chief Executive Officer of Inflo Interactive, a venture with operations in Europe providing internet and television services to hotels. Mr. Hardy devotes a substantial portion of his time to the matters and business of the Company.

H. S. Hardy

H. S. Hardy is the son of Harmon S. Hardy and has worked with NexGen since its inception in 2003 along with other activities. Mr. Hardy is the Chief Executive Officer of Quick View Technology which provides data base services for automobile dealers and others with respect automobile registration in the State of Texas, an enterprise he has operated since 2004. Mr. Hardy's career has focused on hardware and software integration, particularly network applications.

Audit Committee

The Company does not have an audit committee.

Board of Directors

     Each of our directors is elected annually. Our next scheduled annual meeting of stockholders is anticipated for the fourth quarter of calendar 2009. All directors are elected by the holders of our common stock as provided in provisions of our certificate of incorporation and our bylaws. Each of the individuals will remain as a director until resignation or until the stockholders elect each's replacement as provided in our certificate of incorporation and our bylaws. Our executive officers are appointed by the Board of Directors and serve until each's successor has been duly elected and qualified.

Committees of Directors

     Various securities regulations and the listing requirements of stock exchanges and Nasdaq require us to form Audit and Compensation Committees. We do not presently meet the listing requirements of those agencies and, at the early stage of our development, do not plan to implement them until such time as we have greater economic vitality. The various requirements of these agencies focus on the independence of the directors constituting these committees and, in the case of the audit committee, require accounting expertise with one member having experience in accounting matters to be designated an expert. We believe, however, that our directors bring substantial character, intellect, and experience to the management of us. Some, however, regard the lack of separate committees of directors, formal independence by a majority of our directors or their being deemed "outside" directors, or the formal requirements of competence or experience in accounting and finance to be critical attributes of directors. We believe that our directors possess adequate financial and accounting background and knowledge, but to the extent that we lack these committees or members of our directors that would not meet other formal expectations, we could be deemed to be deficient in our highest level of management. In any event, we will have to meet various formal requirements with respect to committees of directors to qualify our stock to trade on various stock exchanges or listing agencies.

Director Compensation

     Members of our Board of Directors who are our employees or employees of any of our subsidiaries do not receive cash compensation for service on the Board of Directors. Harmon S. Hardy has accrued back pay in the amount of $3,900 as of December 31, 2008.

Compensation Committee and Compensation Committee Interlocks and Insider Participation

      Harmon S. Hardy is a founder, consultant with, and serves as directors of Nx Infrastructure, Ltd.

                             EXECUTIVE COMPENSATION

     The following table sets for the amounts that have been accrued for salaries for Harmon S. Hardy and H. S. Hardy. We plan to pay Harmon S. Hardy $5,000 per month and H. S. Hardy $2,000 per month.

                           Summary Compensation Table

              Name  and                     Annual Compensation
         Principal Position       Year   Salary    Bonus
           Harmon S. Hardy
       Chief Executive Officer    2008         -         -
                                  2007         -         -
                                  2006    $3,900         -

             H. S. Hardy
              President           2008   $19,000         -
                                  2007    25,290         -
                                  2006    34,950         -



Director Compensation

     Commencing in fiscal 2008, each director is to reimbursed for his out of pocket expenses incurred in attending meetings of our Board of Directors. In fiscal 2009, we anticipate adopting a stock option plan and we anticipate granting to non-employee directors options pursuant to that plan.

                            CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership as of April 3, 2009, of the Common stock by (a) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each Director of the Company, (c) each Executive Officer, and (d) Directors and Executive Officers of the Company as a group. Unless otherwise noted, each beneficial owner named below has sole investment and voting power with respect to the Common Stock as beneficially owned by him/her:

Name and Address of Beneficial Owner(1)          Number of Shares Owned(2)                 Percent Owned
---------------------------------------          --------------------------                -------------

Harmon S. Hardy                                         73,600,000                           65.8%

H. S. Hardy(3)                                          10,000,000                            8.9%

M. J. Hardy(3)                                          10,000,000                            8.9%

All directors and Executive Officers
   as a group (two people)                              83,600,000                           74.7%


(1) The address of each of the above is 3939 Belt Line Road, Suite 440, Dallas, TX 75001.

(2) On April 3, 2009, there were 111,880,621 shares of common stock issued and outstanding.

(3) H. S. Hardy is the son of Harmon S. Hardy, and M. J. Hardy is the spouse of Harmon S. Hardy. Harmons S. Hardy disclaims any beneficial ownership in the shares of either H. S. Hardy or M. J. Hardy.

                              CERTAIN TRANSACTIONS

     Harmon S. Hardy is a principal stockholder, director, consultant and founder of Nx Infrastructure, Ltd.

     The Company had subsidized the operating expenses of Stelax Canada an affiliate, over several years. As of December 31, 2007 and 2006, the balances owed by Industries were $12,932 and $89,875, respectively. These balances were deemed by management uncollectible, and written off in their respective periods.

     Our Chief Executive Officer, Harmon S. Hardy, contributed 7,512,000 shares of Nx Infrastructure.

     In fiscal 2007 and fiscal 2008, we paid consulting fees of $25,289.50 and $19,000, respectively, to H. S. Hardy and in the same respective years we paid consulting fees of $7,000 and $5,500 to M. J. Hardy. In addition, we paid rent of $4,300 and $4,400 to QuickView Technologies, an entity owned by H. S. Hardy, in fiscal 2007 and 2008, respectively.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 200,000,000 shares of Common stock, $.001 par value per share, of which 111,880,621 shares were issued and outstanding as of April 3, 2009 and 2,000,000 shares of Preferred Stock, none of which were issued and outstanding on October 1, 2007. At April 3, 2009, our common stock was held by 34 shareholders of record.

Common Stock

Voting Rights. The holders of our common stock have one vote per share and are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by plurality of the votes cast at a meeting at which a quorum is present and voting together as a single class, subject to any voting rights granted to the holders of any then outstanding preferred stock.

Dividends. Holders of common stock are entitled to receive any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

Other Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled preferential to share ratably in any assets available for distribution to holders of shares of common stock. No holders of shares are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock

     As of the date of this prospectus, there are no shares of preferred stock issued and outstanding, and we have no current plans to issue any shares of our preferred stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock not currently authorized on the rights of holders of shares of our common stock until the Board of Directors determines the specific rights attached to the shares of any such class of preferred stock. The effects of an issuance by us of preferred stock not currently authorized could include one or more of the following: restricting dividends on shares of our common stock, diluting the voting power of shares of our common stock, impairing the liquidation rights of shares of our common stock, or delaying or preventing a change of control.

     Our Board of Directors has the authority under our certificate of incorporation, without action by stockholders, to classify or reclassify any unissued shares of our preferred stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the shares of such preferred stock.

Warrants and Options

     We have not issued any options but have outstanding warrants to purchase 2,889,812 shares of Common Stock for $0.85 per share, said warrants to expire, unless previously exercised, at the same time that the warrants that will be issued as part of the Units expire. These warrants automatically convert into warrants offered hereby one year from the effective date of this prospectus.

     If all of the Units offered hereby are sold, will issue warrants to purchase an additional 10,000,000 shares of our Common Stock. Beginning six months after the effective date of this prospectus, these warrants may be redeemed for $0.005 per share on thirty days written notice by us provided the closing bid price for the Common Stock has equaled or exceeded $1.00 for ten consecutive trading days. The warrants expire five years from the effective date of this prospectus.

     The shares to be issued upon the exercise of the warrants comprising part of the Units offered hereby may be exercised only pursuant to an effective registration statement. While we will use our best efforts to maintain a current registration statement, the holders of these warrants will be unable to exercise the warrant without an effective registration statement and the warrants would then become valueless.

                    Indemnification of directors and officers

     Our Articles of Incorporation provide our directors with protection for breaches of their fiduciary duties to us or our shareholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 TRANSFER AGENT

Transfer Agent. Our transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. 2220 Coit Road, Suite 400, Plano, TX 75075

                                  LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Robert A. Forrester, Esq., Richardson, Texas. Mr. Forrester owns 50,000 shares of Stelax Canada common stock and 200,000 shares of the Company.

                                     EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2008 and 2007, included in this prospectus have been audited by Killman, Murrell & Company. PC, the registered independent public accounting firm, as stated in their report appearing herein. We have included consolidated financial statements in this prospectus in reliance on such report given upon their authority as experts in auditing and accounting.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                                NEXGEN STEEL INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                          INDEX TO FINANCIAL STATEMENTS


                                                                          Page

Report of Independent Registered Public Accounting Firm .................. F-2

Balance Sheets, December 31, 2008 and 2007................................ F-3

Statements of Operations, Years Ended December 31, 2008
and 2007 and for the period August 22, 2003 (Inception)
to December 31, 2008.....................................................  F-4

Statements of Stockholders' Deficit, Years Ended
December 31, 2008 and 2007 and for the period August 22, 2003
(Inception) to December 31, 2008.......................................... F-5

Statements of Cash Flows, Years Ended December 31, 2008
and 2007 and for the period August 22, 2003 (Inception)
to December 31, 2008...................................................... F-6

Notes to Financial
Statements................................................................ F-7

                         Killman, Murrell & Company P.C.
                          Certified Public Accountants

3300 N. A Street,         1931 E. 37th Street, Suite 7      2626 Royal Circle
Bldg. 4, Suite 200            Odessa, Texas 79762         Kingwood, Texas 77339
Midland, Texas 79705            (432) 363-0067               (281) 359-7224
(432) 686-9381                Fax (432) 363-0376           Fax (281) 359-7112
Fax (432) 684-6722


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
NexGen Steel, Inc. (formerly Stelax, Inc.)
Dallas, Texas


We have audited the accompanying balance sheets of NexGen Steel, Inc. (formerly Stelax, Inc.) as of December 31, 2008 and 2007, and the related statements of operations, stockholders' deficit and cash flows for the years then ended, and for the period August 22, 2003 (Inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we can plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NexGen Steel, Inc. (formerly Stelax, Inc.)as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, and for the period August 22, 2003 (Inception) to December 31, 2008 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Killman, Murrell & Company, P.C.


Odessa, Texas
March 10, 2009

                               NEXGEN STEEL, INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                                 BALANCE SHEETS


                                     ASSETS

                                                                                                December 31,
                                                                                    -----------------------------------
                                                                                        2008                    2007
                                                                                    -------------         -------------
         CURRENT ASSETS
   Cash and cash equivalents                                                      $         2,805       $        83,450
                                                                                    -------------         -------------

         TOTAL CURRENT ASSETS                                                               2,805                83,450
                                                                                    -------------         -------------

     AVAILABLE-FOR-SALE SECURITIES                                                          1,000               221,784
                                                                                    -------------         -------------


         TOTAL ASSETS                                                             $         3,805       $       305,234
                                                                                    =============         =============



                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)


CURRENT LIABILITIES
   Payable to related parties                                                     $       151,599       $       151,599
   Advances from shareholders                                                                   -               498,177
                                                                                    -------------         -------------

         TOTAL CURRENT LIABILITIES                                                        151,599               649,776
                                                                                    -------------         -------------



STOCKHOLDERS' (DEFICIT)
   Common stock - 200,000,000 shares authorized, no par value; 111,880,621 and
     95,300,000 shares issued and outstanding, in 2008 and 2007,
     respectively                                                                         499,177                 1,000
   Contributed capital                                                                    460,110                     -
   Deficit accumulated during development stage                                        (1,107,081)             (345,542)
                                                                                    -------------         -------------

         TOTAL STOCKHOLDERS' (DEFICIT)                                                   (147,794)             (344,542)
                                                                                    --------------        --------------

         TOTAL LIABILITIES AND
           STOCKHOLDERS' (DEFICIT)                                                $         3,805       $       305,234
                                                                                    =============         =============





                          The accompanying notes are an
                   integral part of these financial statements

                               NEXGEN STEEL, INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS


                                                                                                     August 22, 2003
                                                                                                     (Inception) to
                                                          Years Ended December 31,                   December 31, 2008
                                                 -----------------------------------------           -----------------


                                                        2008                      2007
                                                  --------------           ---------------

SELLING, GENERAL &
   ADMINISTRATIVE EXPENSES                        $       80,999           $        87,202           $            481,804
                                                    ------------            --------------            -------------------

        LOSS FROM OPERATIONS                             (80,999)                  (87,202)                      (481,804)

OTHER INCOME
   Loss on investment                                          -                         -                         (7,872)
   Impairment of available-for-sale
     securities                                         (680,894)                        -                       (680,894)
   Interest income                                           354                     3,799                         63,489
                                                    ------------            ---------------           --------------------

        NET LOSS                                  $     (761,539)          $       (83,403)          $         (1,107,081)
                                                    =============           ==============            ====================

Weighted Average Shares of Common
   Stock - Basic and Diluted                         108,030,000                95,300,000
                                                   =============            ===============

NET LOSS PER SHARE
   Basic and diluted                              $       (0.01)           $        (0.00)
                                                    ============            =============


























                          The accompanying notes are an
                   integral part of these financial statements

                               NEXGEN STEEL, INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                      STATEMENTS OF STOCKHOLDERS' (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
       AND FOR THE PERIOD AUGUST 22, 2003 (Inception) to December 31, 2008

                                                                 Common Stock
                                                                  No Par Value         Contributed  Accumulated
                                                             Shares        Amount        Capital      Debit           Total
                                                          -------------  ----------    ---------    -----------       ------------

Contributions - August 22, 2003                              95,300,000  $    1,000    $       -    $          -      $      1,000

                                                            -----------    --------     --------     -----------       -----------
           BALANCE at December 31, 2003                      95,300,000       1,000            -               -             1,000
              Net Loss                                                            -            -         (17,993)          (17,993)
                                                            -----------    --------     --------     -----------       ------------

           BALANCE at December 31, 2004                      95,300,000       1,000            -         (17,993)          (16,993)
              Net Loss                                                -           -            -        (115,466)         (115,466)
                                                            -----------    --------     --------     -----------       ------------

           BALANCE at December 31, 2005                      95,300,000       1,000            -        (133,459)         (132,459)
              Net Loss                                                -           -            -        (128,680)         (128,680)
                                                            -----------    --------     --------     -----------       ------------

           BALANCE at December 31, 2006                      95,300,000       1,000            -        (262,139)         (261,139)
              Net Loss                                                -           -            -         (83,403)          (83,403)
                                                            -----------    --------     --------     -----------       ------------

           BALANCE at December 31, 2007                      95,300,000       1,000            -        (345,542)         (344,542)
              Conversion of
                Notes payable, March 2008                    16,580,621     498,177            -               -           498,177

              Contribution of
                NX Infrastructure
                   Limited shares                                     -           -      460,110               -           460,110

              Net Loss                                                -           -            -        (761,539)         (761,539)
                                                            -----------    --------     --------     -----------       -----------

           BALANCE at December 31, 2008                     111,880,621  $  499,177    $ 460,110    $ (1,107,081)     $   (147,794)
                                                            ===========    ========      =======      ==========      ============





              The accompanying notes are an integral part of these
                             financial statements.
                                       F-5

                               NEXGEN STEEL, INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                                         August 22,2003
                                                                  Years Ended December 31,               (Inception) to
                                                                ------------------------------
                                                                     2008               2007               December 31,
                                                                -------------       -------------       ------------------
2008

CASH FLOW FROM OPERATING ACTIVITIES
   Net Loss                                                     $    (761,539)      $     (83,403)      $        (1,107,081)
     Impairment of available-for-sale securities                      680,894                   -                   680,894
     Changes in Operating Assets and Liabilities
       Payable to Related Parties                                           -                   -                   151,599
                                                                -------------       -------------       -------------------

           NET CASH USED BY
              OPERATING ACTIVITIES                                    (80,645)            (83,403)                 (274,588)
                                                                -------------       -------------       -------------------

CASH FLOW FROM INVESTING ACTIVITIES
   Equity Investment                                                        -                   -                  (221,784)
                                                                -------------       -------------       -------------------
CASH FLOW FROM FINANCING ACTIVITIES
   Proceeds from note borrowings                                            -               5,000                   498,177
   Common shares issued for cash                                            -                   -                     1,000
                                                                -------------       -------------       -------------------
       Net cash provided by financing activities                            -               5,000                   499,177
                                                                -------------       -------------       -------------------


NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                                   (80,645)            (78,403)                    2,805

CASH AND CASH EQUIVALENTS
   AT BEGINNING OF YEAR                                                83,450             161,853                         -
                                                                -------------       -------------       -------------------

CASH AND CASH EQUIVALENTS
   AT END OF YEAR                                               $       2,805       $      83,450       $             2,805
                                                                 ============        ============       ===================

SUPPLEMENTAL DISCLOSURE OF
   CASH FLOW INFORMATION
   Interest Paid                                                $           -       $           -       $                 -
                                                                 ============        ============       ===================
   Income Taxes Paid                                            $           -       $           -       $                 -
                                                                 ============        ============       ===================

NON-CASH INVESTING AND
   FINANCING ACTIVITIES:
   Common stock issued                                                498,177                   -                   498,177
   Conversion of advances from shareholders                          (498,177)                  -                  (498,177)
   Increase in contributed capital                                    460,110                   -                   460,110
   Increase in available-for-sale securities                         (460,110)                  -                  (460,110)
   Common shares                                                            -                   -                         -
   Notes payable                                                            -                   -                         -
                                                                 ------------           ---------       -------------------
                                                                $           -       $           -       $                 -
                                                                 ============        ============       ===================




                          The accompanying notes are an
                   integral part of these financial statements

                               NEXGEN STEEL, INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2008 AND 2007


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

NexGen Steel, Inc. ("NexGen" or the "Company") seeks to develop processes to produce carbon steel with less energy and fewer emissions than processes used in traditional steel manufacturing processes. The Company is awaiting financing to commence implementation of its plan to commercialize its technologies.

The Company was formed in August 22, 2003 as a Texas corporation under the name Stelax, Inc., and in April 2007, the Company changed its name to NexGen Steel, Inc. Since 2003, the Company borrowed $498,177 from existing shareholders which was converted to 16,580,621 shares of the Company's common stock in March 2008. The Company used the funds to purchase 488,000 shares of NX Infrastructure Limited ("NXI"), to pay operating expenses and provide a cash reserve for future expenses. NXI, is a producer of carbon steel encased in stainless steel, located in Wales, United Kingdom and is an affiliate of Harmon Hardy, Jr. the Chief Executive Officer of the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable Securities

The Company determines the appropriate classification of marketable securities at the time of purchase and re-evaluates this designation as of each balance sheet date. Management classify these securities as either held-to-maturity, trading, or available-for-sale in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS No. 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Company classifies its investment in FXI stock as "available-for-sale" securities at December 31, 2008 and 2007. The fair value of available-for-sale investments is determined using observable or quoted market prices for those securities.

Available-for-sale securities are carried at fair value, with unrealized gains and losses included as a component of accumulated other comprehensive income
(loss). Realized gains and losses and declines in value judged to be other than temporary are included in net income. The cost of securities sold is based on the specific identification method.

The following is a summary of the cost and fair value of the 8,000,000 shares of NXI's common stock owned by the Company:


                                                     Number of                      December 31,
                                                                         ---------------------------------
                                                       Shares                 2008                 2007
                                                   ---------------       -------------       -------------
         Acquisition of NXI share
           Purchased 2007                                  488,000       $     221,784       $     221,784
           Gifted to Company 2008                        7,512,000             460,110                   -
                                                   ---------------       -------------       -------------
                  Total Value                            8,000,000             681,894       $     221,784
                                                   ===============
         Impairment Estimate                                                  (680,894)                  -
                                                                         --------------      -------------

         Estimated Residual Value                                        $       1,000       $     221,784
                                                                         =============       =============

                               NEXGEN STEEL, INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2008 AND 2007

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Marketable Securities - Continued

To determine which accounting method would be appropriate for the NXI share, the Company's management reviewed the facts surrounding the acquisition of the shares and the ultimate use of those shares. The shares of NXI stock were contributed because the shares offered a potential for providing some of the funds needed by NexGen to produce carbon steel. Providing a source of funding would require the sale of the NXI shares.

Because the NXI shares could provide a portion of the funding of NexGen, these shares should be either classified as trading securities or available-for-sale securities. There is not a readily determinable fair value of the NXI shares and the NXI shares cannot be sold in the near term. These shares were classified as available-for-sale and were reported in the accompanying balance sheets at fair value.

The fair value was measured using valuation techniques consistent with SFAS 157, paragraph 18. The valuation techniques are:

     o    Market approach
     o    Income approach
     o    Cost approach

No income from the investment is expected in the foreseeable future; therefore, either the market or cost approach must be used. In the case of the NXI shares the market and cost approach will give the same fair values. NXI sold 19,874,832 shares of its stock during the year ended April 30, 2008 (NXI's fiscal year end) for an average of (pound) 0.334 (or approximately $0.65 per share). The NXI stock sales closest to April 30, 2008 were 9,231,260 shares at (pound) 0.40 (or approximately $0.78 per share). Subsequent to April 30, 2008, NXI borrowed (pound) 6,000,000 in a convertible debt offering which allows the debt holders to convert at (pound) .40 ($.058 at December 31, 2008) or to receive a twenty per cent (20%) premium on the redemption of the debt ((pound) 7,200,000). Substantially all of the monies raised by NXI have been utilized in NXI's operations as of December 31, 2008. NXI is attempting to raise substantial additional capital to continue development of its technologies and operations. Given the turbulence and uncertainty of current capital markets, turbulence and uncertainty that has continued for many months, as well as the concomitant instability of financial institutions throughout the world, the Company's management has determined that its investment in NXI common shares have been significantly and indefinitely impaired. The estimated current value of the 8,000,000 share of NXI common stock is $1,000 at December 31, 2008.

Other-Than-Temporary Impairment

All of the Company's available-for-sale investments, are subject to a periodic impairment review pursuant to Emerging Issues Task Force No. 03-1. Investments are considered to be impaired when a decline in fair value is judged to be other-than-temporary. Marketable securities are evaluated for impairment if the decline in fair value below cost basis is significant and/or has lasted for an extended period of time. Factors
                                   (Continued)
                                       F-8

                               NEXGEN STEEL, INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2008 AND 2007

NOTE 1: Summary of Significant Accounting Policies (Continued)

Other-Than-Temporary Impairment - Continued

indicative of an other-than-temporary decline include recurring operating losses, credit defaults and subsequent rounds of financings at an amount below the cost basis of the investment. When a decline in value is deemed to be other-than-temporary, the Company recognizes an impairment loss in the current period's operating results to the extent of the decline.

Because of NXI's delay in securing funding was significantly impacted by a general worldwide economic downturn, the fair value of the stock has become significantly impaired and therefore was written down to a nominal amount.

Changes In Accounting Principles

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.

The Company measured it available-for-sale securities at fair value in accordance with SFAS 157. SFAS 157 specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's own assumptions. These two types of inputs have created the following fair value hierarchy:

     o    Level 1 - Quoted prices for identical instruments in active markets;
     o Level 2 - Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and
     o Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant values drivers are unobservable.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market date, if available, when estimating fair value. Fair value measurements at December 31, 2008 and 2007 using:

                                    Quoted Prices in          Significant Other           Significant
                                      Active Markets             Observable             Unobservable
                                      For Identical               Inputs                     Inputs
December 31,           Total            (Level 1)                 (Level 2)                  (Level 3
-----------         -----------     ------------------------------------------------------------------------
     2008           $     1,000     $               -         $                -        $              1,000
                    ===========     ------------------------------------------------------------------------
     2007           $   221,784     $               -         $          221,784        $                  -
                    ===========     ------------------------------------------------------------------------


The provisions of SFAS 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007.

                               NEXGEN STEEL, INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2008 AND 2007

NOTE 1: Summary of Significant Accounting Policies (Continued)

Changes In Accounting Principles - Continued

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendments to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements".

Loss Per Share

Losses per share have been computed in accordance with SFAS No. 128, Earnings per Share. Basic and diluted losses per share are computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the year.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

The Company uses the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the liability method, deferred income taxes are determined based upon enacted tax laws and rates applied to the difference between the financial statement and tax bases of assets and liabilities.

Financial Instruments

The fair values of financial instruments are determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair values of financial instruments approximate their recorded values.


Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157") which addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under generally accepted accounting principles ("GAAP"). As a result of SFAS 157 there is now a common definition of fair value to be used throughout GAAP. The FASB believes that the new standard will make the measurement of fair value more consistent and comparable and improve

                               NEXGEN STEEL, INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2008 AND 2007

Recent Accounting Pronouncements - Continued

disclosures about those measures. SFAS 157 will be effective for the Company for fiscal year 2009. Management is currently evaluating the impact of the statement on the Company. The adoption of SFAS 157 did not have a material impact on NexGen's financial statements.

In December 2007, the Financial Accounting Standards Board issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS No. 141(R)") and SFAS No. 160, "Noncontrolling Interest in Consolidated Financial Statements" ("SFAS No. 160"). These new standards represent the outcome of the FASB's joint project with the International Accounting Standards Board and are intended to improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements.

SFAS No. 141(R) replaces SFAS No. 141, "Business Combinations," however, it retains the fundamental requirements of the former Statement that the acquisition method of accounting (previously referred to as the purchase method) be used for all business combinations and for an acquirer to be identified for each business. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. The new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.

SFAS No. 160 amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement changes the way the consolidated income statement is presented by requiring net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest and to disclose those amounts on the face of the income statement. It also aligns the reporting of noncontrolling interest in subsidiaries with the requirements in International Accounting Standard 27.

Both SFAS No. 141(R) and SFAS No. 160 are effective beginning in our fiscal 2010. SFAS No. 141 (R) will be applied to business combinations that are consummated beginning in fiscal 2010, and SFAS No. 160 will be applied prospectively to all noncontrolling interests, including any that arose before fiscal 2010. We are currently evaluating these Statements and have not yet determined their effect on our financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). SFAS 161 requires entities to provide enhanced disclosures about derivative instruments and hedging activities. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not currently have any derivative instruments or hedging activities.

                               NEXGEN STEEL, INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2008 AND 2007


NOTE 2: RELATED PARTY TRANSACTIONS

Harmon Hardy, Jr. is founder, Chairman of the Board and Chief Executive Officer of the Company. As of December 31, 2008 and 2007, he is due $151,599 for accrued salary and expenses. On February 22, 2008, Harmon Hardy, Jr. gave the Company 7,512,000 shares of NX Infrastructure, Ltd. stock. This gift was valued at $460,110 which represented Mr. Hardy's historical cost basis in those shares. These shares were donated to the Company to provide funds to pioneer a new concept for producing carbon steel. To provide funds the shares must be sold.

The Company had subsidized the operating expenses of Stelax Industries, LTD, ("SIL") a company under the control of Harmon Hardy, Jr., over several years. As of December 31, 2007, the balance owed by Industries was $12,932. The balance was deemed by management uncollectible, and written off as of December 31, 2007.

SIL was a public reporting company with the trading symbol STAX. SIL through a subsidiary in the United Kingdom originally owned the steel mill, now owned by NXI. After SIL's was foreclosed on by its primary lender, SIL had no way to fund its expenses, which were primarily legal and accounting fees incurred filing Forms 10-Q and 10-K. Mr. Hardy determined it was in the best interest of NexGen to fund the limited expenses of SIL for a short period of time. The funding was stopped in 2007. The shareholders in SIL are being offered the opportunity to purchase NexGen's common stock in a limited future public offering.

NOTE 3: INCOME TAXES

At December 31, 2008, the Company had net operating loss carryforwards of approximately $396,033, which expire in various years beginning in 2023. A valuation allowance has been provided for the deferred tax assets as it is uncertain whether the Company will have future taxable income.

A reconciliation of the benefit for income taxes with amounts determined by applying the statutory federal income tax rate to loss before income taxes is as follows:

                                                                           Years Ended December 31,
                                                                       ----------------------------------
                                                                           2008                2007
                                                                       -------------       --------------

       Benefit for Income Taxes Computed
            Using the Statutory Rate of 34%                            $     258,923       $       28,357
       Non deductible impairment loss @ 34%                                 (231,503)                   -
       Change in Valuation Allowance                                         (27,420)             (28,357)
                                                                       -------------       --------------
       Provision for Income Taxes                                      $           -       $            -
                                                                       =============       ==============


Significant components of the Company's deferred tax liabilities and assets were as follows at December 31, 2008 and 2007:

                                                                           2008                2007
                                                                       -------------       --------------

       Net Operating Loss Carryforward                                 $     134,651       $      107,231
       Valuation Allowance                                                  (134,651)            (107,231)
                                                                       -------------       --------------

       Net Deferred Tax Asset                                          $           -       $            -
                                                                       =============       ==============

                               NEXGEN STEEL, INC.

                             (Formerly Stelax, Inc.)

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2008 AND 2007

NOTE 4: STOCKHOLDERS' EQUITY

The Company has authorized 200,000,000 common shares, no par value and has issued and outstanding 95,300,000 common shares for December 31, 2007. In March 2008, the Company issued 16,580,621 shares of its common stock and 2,916,426 warrants to purchase the Company's common stock in settlement for the conversion of notes payable in the amount of $498,177.

At December 31, 2008, there are 2,916,426 outstanding stock purchase warrants which can be exercised for a fifty seven month period commencing March 2008 for $0.85 per share.

The Company has 2,000,000 shares of preferred stock authorized and, as of December 31, 2008 and 2007, there are no shares of preferred stock issued and outstanding. The Company has no current plans to issue any shares of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock not currently authorized on the rights of holders of shares of the common stock until the Board of Directors determines the specific rights attached to the shares of any such class of preferred stock. The effects of an issuance by the Company of preferred stock not currently authorized could include one or more of the following: restricting dividends on shares of our common stock diluting the voting power of s hares of our common stock, impairing the liquidation rights of shares of our common stock, or delaying or preventing a change of control.

The Board of Directors has the authority under the certificate of incorporation, without action by stockholders, to classify or reclassify any unissued shares of our preferred stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the shares of such preferred stock.


NOTE 5: GOING CONCERN

The financial statements have been prepared on the basis that the Company will continue as a "going concern". In the absence of any debt forgiveness from Harmon Hardy, Jr. or raising additional funds, the Company cannot pay its debts. The source of any additional funds will either be the sale of the Company's common stock or the sale of the NXI shares, which are subject to registration on a foreign stock exchange. Either of the options have high degrees of risk and cannot be relied on to provide funds for continuing operations. The Company at December 31, 2008 has no operations. The Management of the Company does not believe that any material adjustments to the values of assets or liabilities would be necessary to reflect the "liquidation basis".

                                     PART II

Item 24. Indemnification of Directors and Officers.

Articles Eleven and Twelve of our Articles of Incorporation provide as follows:

                                 ARTICLE ELEVEN

     A director of the corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. The Corporation shall be obligated to indemnify its officers and directors against any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses incurred by that person to the full extent permitted under Texas law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability or rights to indemnification of a director of the Corporation existing at the time of the repeal or modification.

                                 ARTICLE TWELVE

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

     (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any director or officer to any liability that he would not be subject to in the absence of this provision.

Article 7.7 of our Bylaws provides as follows:

The Corporation will indemnify its directors and officers to the fullest extent permitted by the Texas Business Organizations Code and may, if and to the extent authorized by the board of directors, indemnify any other person whom it has the power to indemnify against liability, reasonable expense, or any other matter whatever.

Section 2.101 of the Texas Business Organization Code provides as follows:

Except as otherwise provided by this code, a domestic entity has the same powers as an individual to take action necessary or convenient to carry out its business and affairs. Except as otherwise provided by this code, the powers of a domestic entity include the power to:

     (16) indemnify and maintain liability insurance for managerial officials, owners, members, employees, and agents of the entity or the entity's affiliate.

Chapter 8 of the Texas Business Organizations Code provides as follows:

                    CHAPTER 8. INDEMNIFICATION AND INSURANCE

                        SUBCHAPTER A. GENERAL PROVISIONS

         Sec. 8.001.  DEFINITIONS.  In this chapter:

     (1) "Delegate" means a person who is serving or who has served as a representative of an enterprise at the request of that enterprise at another enterprise. A person is a delegate to an employee benefit plan if the performance of the person's official duties to the enterprise also imposes duties on or otherwise involves service by the person to the plan or participants in or beneficiaries of the plan.

     (2) "Enterprise" means a domestic entity or an organization subject to this chapter, including a predecessor domestic entity or organization.

     (3) "Expenses" includes:

          (A) court costs, a judgment, a penalty, a settlement, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and

          (B) reasonable attorney's fees.

     (4) "Former governing person" means a person who was a governing person of an enterprise.

     (5) "Judgment" includes an arbitration award.

     (6) "Official capacity" means:

          (A) with respect to a governing person, the office of the governing person in the enterprise or the exercise of authority by or on behalf of the governing person under this code or the governing documents of the enterprise; and

          (B) with respect to a person other than a governing person, the elective or appointive office, if any, in the enterprise held by the person or the relationship undertaken by the person on behalf of the enterprise.

     (7) "Predecessor enterprise" means a sole proprietorship or organization that is a predecessor to an enterprise in:

          (A) a merger, conversion, consolidation, or other transaction in which the liabilities of the predecessor enterprise are transferred or allocated to the enterprise by operation of law; or

          (B) any other transaction in which the enterprise assumes the liabilities of the predecessor enterprise and the liabilities that are the subject matter of this chapter are not specifically excluded.

     (8) "Proceeding" means:

          (A) a threatened, pending, or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative;

          (B) an appeal of an action or proceeding described by Paragraph (A);
and

          (C) an inquiry or investigation that could lead to an action or proceeding described by Paragraph (A).

     (9) "Representative" means a person serving as a partner, director, officer, venturer, proprietor, trustee, employee, or agent of an enterprise or serving a similar function for an enterprise.

     (10) "Respondent" means a person named as a respondent or defendant in a proceeding.

     Sec. 8.002. APPLICATION OF CHAPTER. (a) Except as provided by Subsection
(b), this chapter does not apply to a:

          (1) general partnership; or

          (2) limited liability company.

     (b) The governing documents of a general partnership or limited liability company may adopt provisions of this chapter or may contain enforceable provisions relating to:

          (1) indemnification;

          (2) advancement of expenses; or

          (3) insurance or another arrangement to indemnify or hold harmless a governing person.

     Sec. 8.003. LIMITATIONS IN GOVERNING DOCUMENTS. (a) The certificate of formation of an enterprise may restrict the circumstances under which the enterprise must or may indemnify or may advance expenses to a person under this chapter.

     (b) The written partnership agreement of a limited partnership may restrict the circumstances in the same manner as the certificate of formation under Subsection (a).

     Sec. 8.004. LIMITATIONS IN CHAPTER. Except as provided in Section 8.151, a provision for an enterprise to indemnify or advance expenses to a governing person is valid only to the extent it is consistent with this chapter.

            SUBCHAPTER B. MANDATORY AND COURT-ORDERED INDEMNIFICATION

     Sec. 8.051. MANDATORY INDEMNIFICATION. (a) An enterprise shall indemnify a governing person or former governing person against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

     (b) A court that determines, in a suit for indemnification, that a governing person is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

     Sec. 8.052. COURT-ORDERED INDEMNIFICATION. (a) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

     (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable:

          (1) to the enterprise; or

          (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity.

     (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable:

          (1) to the enterprise; or

          (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity.

      SUBCHAPTER C. PERMISSIVE INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

     Sec. 8.101. PERMISSIVE INDEMNIFICATION. (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by
Section 8.102 if it is determined in accordance with Section 8.103 that:

          (1) the person:
                                      iii

               (A) acted in good faith;

               (B) reasonably believed:

                    (i) in the case of conduct in the person's official capacity, that the person's conduct was in the enterprise's best interests; and

                    (ii) in any other case, that the person's conduct was not opposed to the enterprise's best interests; and

               (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful;

          (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and

          (3) indemnification should be paid.

     (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person's duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise.

     (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise.

     (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by:

          (1) judgment;

          (2) order;

          (3) settlement;

          (4) conviction; or

          (5) a plea of nolo contendere or its equivalent.

     Sec. 8.102. GENERAL SCOPE OF PERMISSIVE INDEMNIFICATION. (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against:

          (1) a judgment; and

          (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding.

     (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit:

          (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding;

          (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and

          (3) may not be made in relation to a proceeding in which the person has been found liable for:

               (A) wilful or intentional misconduct in the performance of the person's duty to the enterprise;

               (B) breach of the person's duty of loyalty owed to the enterprise; or

               (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

     (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

     Sec. 8.103. MANNER FOR DETERMINING PERMISSIVE INDEMNIFICATION. (a) Except as provided by Subsections (b) and (c), the determinations required under
Section 8.101(a) must be made by:

          (1) a majority vote of a quorum composed of the governing persons who at the time of the vote are disinterested and independent;

          (2) if a quorum described by Subdivision (1) cannot be obtained, a majority vote of a committee of the governing authority of the enterprise designated to act in the matter by a majority vote of the governing persons and composed solely of one or more governing persons who at the time of the vote are disinterested and independent;

          (3) special legal counsel selected by the governing authority of the enterprise, or selected by a committee of the board of directors, by vote in accordance with Subdivision (1) or (2) or, if a quorum described by Subdivision
(1) cannot be obtained and a committee described by Subdivision (2) cannot be established, by a majority vote of the governing persons of the enterprise;

          (4) the owners or members of the enterprise in a vote that excludes the ownership or membership interests held by each governing person who is not disinterested and independent; or

          (5) a unanimous vote of the owners or members of the enterprise.

     (b) If special legal counsel determines under Subsection (a)(3) that a person meets the standard under Section 8.101(a)(1), the special legal counsel shall determine whether the amount of expenses other than a judgment is reasonable under Section 8.101(a)(2) but may not determine whether indemnification should be paid under Section 8.101(a)(3). The determination whether indemnification should be paid must be made in a manner specified by Subsection (a)(1), (2), (4), or (5).

     (c) A provision contained in the governing documents of the enterprise, a resolution of the owners, members, or governing authority, or an agreement that requires the indemnification of a person who meets the standard under Section 8.101(a)(1) constitutes a determination under Section 8.101(a)(3) that indemnification should be paid even though the provision may not have been adopted or authorized in the same manner as the determinations required under
Section 8.101(a). The determinations required under Sections 8.101(a)(1) and (2) must be made in a manner provided by Subsection (a).

     Sec. 8.104. ADVANCEMENT OF EXPENSES. (a) An enterprise may pay or reimburse reasonable expenses incurred by a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the determinations required under Section 8.101(a) after the enterprise receives:

          (1) a written affirmation by the person of the person's good faith belief that the person has met the standard of conduct necessary for indemnification under this chapter; and

          (2) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Section 8.102.

     (b) A provision in the governing documents of the enterprise, a resolution of the owners, members, or governing authority, or an agreement that requires the payment or reimbursement permitted under this section authorizes that payment or reimbursement after the enterprise receives an affirmation and undertaking described by Subsection (a).

     (c) The written undertaking required by Subsection (a)(2) must be an unlimited general obligation of the person but need not be secured and may be accepted by the enterprise without regard to the person's ability to make repayment.

     Sec. 8.105. INDEMNIFICATION OF AND ADVANCEMENT OF EXPENSES TO PERSONS OTHER THAN GOVERNING PERSONS. (a) Notwithstanding any other provision of this chapter but subject to Sections 8.003 and 8.004 and to the extent consistent with other law, an enterprise may indemnify and advance expenses to a person who is not a governing person, including an officer, employee, agent, or delegate, as provided by:

          (1) the enterprise's governing documents;

          (2) general or specific action of the enterprise's governing authority;

          (3) resolution of the enterprise's owners or members;

          (4) contract; or

          (5) common law.

     (b) An enterprise shall indemnify and advance expenses to an officer to the same extent that indemnification or advancement of expenses is required under this chapter for a governing person.

     (c) A person described by Subsection (a) may seek indemnification or advancement of expenses from an enterprise to the same extent that a governing person may seek indemnification or advancement of expenses under this chapter.

     Sec. 8.106. PERMISSIVE INDEMNIFICATION OF AND REIMBURSEMENT OF EXPENSES TO WITNESSES. Notwithstanding any other provision of this chapter, an enterprise may pay or reimburse reasonable expenses incurred by a governing person, officer, employee, agent, delegate, or other person in connection with that person's appearance as a witness or other participation in a proceeding at a time when the person is not a respondent in the proceeding.

            SUBCHAPTER D. LIABILITY INSURANCE; REPORTING REQUIREMENTS

     Sec. 8.151. INSURANCE AND OTHER ARRANGEMENTS. (a) Notwithstanding any other provision of this chapter, an enterprise may purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee, or agent against any liability:

          (1) asserted against and incurred by the person in that capacity; or

          (2) arising out of the person's status in that capacity.

     (b) The insurance or other arrangement established under Subsection (a) may insure or indemnify against the liability described by Subsection (a) without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability under this chapter.

     (c) Insurance or another arrangement that involves self-insurance or an agreement to indemnify made with the enterprise or a person that is not regularly engaged in the business of providing insurance coverage may provide for payment of a liability with respect to which the enterprise does not otherwise have the power to provide indemnification only if the insurance or arrangement is approved by the owners or members of the enterprise.

     (d) For the benefit of persons to be indemnified by the enterprise, an enterprise may, in addition to purchasing or procuring or establishing and maintaining insurance or another arrangement:

          (1) create a trust fund;

          (2) establish any form of self-insurance, including a contract to indemnify;

          (3) secure the enterprise's indemnity obligation by grant of a security interest or other lien on the assets of the enterprise; or

          (4) establish a letter of credit, guaranty, or surety arrangement.

     (e) Insurance or another arrangement established under this section may be purchased or procured or established and maintained:

          (1) within the enterprise; or

          (2) with any insurer or other person considered appropriate by the governing authority, regardless of whether all or part of the stock, securities, or other ownership interest in the insurer or other person is owned in whole or in part by the enterprise.

     (f) The governing authority's decision as to the terms of the insurance or other arrangement and the selection of the insurer or other person participating in an arrangement is conclusive. The insurance or arrangement is not voidable and does not subject the governing persons approving the insurance or arrangement to liability, on any ground, regardless of whether the governing persons participating in approving the insurance or other arrangement are beneficiaries of the insurance or arrangement. This subsection does not apply in case of actual fraud.

     Sec. 8.152. REPORTS OF INDEMNIFICATION AND ADVANCES. (a) An enterprise shall report in writing to the owners or members of the enterprise an indemnification of or advance of expenses to a governing person.

     (b) Subject to Subsection (c), the report must be made with or before the notice or waiver of notice of the next meeting of the owners or members of the enterprise and before the next submission to the owners or members of a consent to action without a meeting.

     (c) The report must be made not later than the first anniversary of the date of the indemnification or advance.

Item 25. Other Expenses.

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered

     SEC registration fee                   $        1,207
     Blue Sky Expense                               10,000
     Legal fees and expenses                        45,000
     Accountants' fees and expenses                 50,000
     Printing expenses                               5,000
                                            --------------

         Total                              $      111,207

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

Item 26. Recent Sales of Unregistered Securities.

In December 2005 and March 2006 we sold 615,000 shares of common stock to Sohaib Mallick for an aggregate consideration of $23,500. In March of 2006, we sold an additional 100,000 shares to Dr. Van Tichelen for $15,000. Both of these individuals were previous investors in the Company. These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

In January 2006, we granted counsel to the company 200,000 shares of common stock in consideration of services rendered to the company. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

Item 27 Exhibits.

Exhibit No.                                                   Item

Exhibit 3.1               Articles of Incorporation(1)
Exhibit 3.1(a)            Certificate of Amendment (1)
Exhibit 3.1(b) Designation of Rights and Preferences of Convertible Preferred Stock(1)
Exhibit 3.2               Bylaws(1)
Exhibit 5.1               Opinion of Robert A. Forrester, Esq.(1)
Exhibit 10.1              Form of Warrant to be issued with Units
Exhibit 10.2              Form of Warrant to existing shareholders

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Exhibit 23.1              Consent of Killman, Murrell & Company, PC(1)
Exhibit 23.2 Consent of Robert A. Forrester is contained in his opinion filed as Exhibit 5.1 to this registration statement. (1)

(1)      Filed Herewith
(2)      To be Filed

Item 28. Undertakings

The undersigned registrant hereby undertakes as follows:

     (a) To File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the for prospectus field with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

          For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          For purposes of determining any liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

               The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss. 230.424 of this chapter);

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, Sate of Texas on April 15, 2009



NexGen Steel, Inc.



By:    /s/Harmon S. Hardy
       ----------------------------------------------
       Harmon S. Hardy, Chief Executive Officer, principal financial officer and principal accounting officer


In accordance wit the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



 /s/Harmon S. Hardy                                      Dated: April 15, 2009
--------------------------------------------
Harmon S. Hardy, Director





 /s/H. S. Hardy                                          Dated: April 16, 2009
--------------------------------------------
H S. Hardy, Director









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